UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No._)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MID-AMERICA APARTMENT COMMUNITIES, INC.

April 19, 2017

To our shareholders:

You are invited to attend the 2017 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. to be held at 11:00 a.m., Central Daylight Time, on Tuesday, May 23, 2017, at our corporate headquarters, 6584 Poplar Avenue, Memphis, Tennessee 38138. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about us.

During the meeting, management will review our 2016 fiscal year and provide a report on our progress, including recent developments. Shareholders will also have the opportunity to ask us questions.

Your vote is important. Whether you can or cannot attend the 2017 Annual Meeting of Shareholders, I encourage you to vote. Please complete, sign and return your proxy card or give your proxy authorization over the Internet or by telephone prior to the meeting so that your shares will be represented and voted, regardless of whether or not you attend.

Along with the other members of the Board of Directors and management, I look forward to greeting you at the meeting if you are able to attend.

Cordially,

H. Eric Bolton, Jr.
Chairman of the Board of Directors and Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.

6584 Poplar Avenue

Memphis, Tennessee 38138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 23, 2017

TIME, DATE & PLACE

The 2017 Annual Meeting of Shareholders, or the Annual Meeting, will be held at 11:00 a.m., Central Daylight Time, on Tuesday, May 23, 2017, at our corporate headquarters, 6584 Poplar Avenue, Memphis, Tennessee 38138.

ITEMS OF BUSINESS

Shareholders will consider and vote on the following items at the Annual Meeting:

1.	Election of the twelve directors named herein to serve for one year and until their successors have been duly elected and qualified;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	An advisory (non-binding) vote to set the frequency of an advisory (non-binding) vote to approve the compensation of our named executive officers;

4.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

5.	Such other business as may properly come before the meeting or any adjournment thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS ONE, TWO AND FOUR, AND SELECT 1 YEAR FOR ITEM THREE.

WHO MAY VOTE

Shareholders of record at the close of business on Friday, March 17, 2017, are entitled to receive this notice and vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on May 23, 2017. The Proxy Statement, Annual Report on Form 10-K and 2016 Annual Report to Shareholders are available at http://materials.proxyvote.com/59522J.

HOW TO VOTE

Your vote is important. Please refer to the Proxy Card and the accompanying Proxy Statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

Leslie B.C. Wolfgang
Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary

Memphis, Tennessee

April 19, 2017

Whether or not you plan to attend the Annual Meeting, please submit your proxy prior to the Annual Meeting by following the instructions on the enclosed Proxy Card or voter instruction form. Shareholders who attend the Annual Meeting may vote even if they have already sent in a proxy.

[This page intentionally left blank]

[This page intentionally left blank]

MID-AMERICA APARTMENT COMMUNITIES, INC.

6584 Poplar Avenue

Memphis, Tennessee 38138

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, our Board of Directors requests that you allow your shares to be represented at the Annual Meeting by the proxies named on the enclosed Proxy Card. In connection with our solicitation of proxies, we are mailing this Proxy Statement, the enclosed Proxy Card, our Annual Report on Form 10-K and our 2016 Annual Report to Shareholders to shareholders beginning on or about April 19, 2017.

In this Proxy Statement, terms such as “MAA,” “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc.

INFORMATION ABOUT THE MEETING

WHEN IS THE ANNUAL MEETING?

The Annual Meeting will be held on Tuesday, May 23, 2017, at 11:00 a.m., Central Daylight Time.

WHERE WILL THE ANNUAL MEETING BE HELD?

Our Annual Meeting will be held at our corporate headquarters, 6584 Poplar Avenue, Memphis, Tennessee 38138.

WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

You will vote on the following matters:

1.	Election of twelve directors named herein to serve for one year and until their successors have been duly elected and qualified;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	An advisory (non-binding) vote to set the frequency of an advisory (non-binding) vote to approve the compensation of our named executive officers;

4.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

5.	Such other business as may properly come before the meeting or any adjournment thereof.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

2017 Proxy Statement	1

WHAT ARE THE BOARD OF DIRECTORS’ RECOMMENDATIONS?

Our Board of Directors recommends that you vote:

1.	“FOR” the election of the twelve nominees named herein to serve on the Board of Directors;

2.	“FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	“1 YEAR” for the advisory (non-binding) vote on the frequency of an advisory (non-binding) vote to approve the compensation of our named executive officers; and

4.	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017.

If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

DO DIRECTORS ATTEND THE ANNUAL MEETING?

We encourage, but do not require our directors to attend our Annual Meeting. All of our then directors attended the 2016 Annual Meeting of Shareholders.

INFORMATION ABOUT VOTING

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only shareholders of record at the close of business on the record date, March 17, 2017, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on the record date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. The only class of stock that can be voted at the Annual Meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the Annual Meeting. As of the close of business on March 17, 2017, we had 113,551,915 shares of common stock outstanding.

Shareholders of Record: Shares Registered in Your Name. If on March 17, 2017 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed Proxy Card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

2017 Proxy Statement	2

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on March 17, 2017 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent or nominee.

HOW DO I VOTE MY SHARES?

Shareholders of Record: If you are a shareholder of record (your shares are registered directly in your name with our transfer agent) you may vote your shares in person or by proxy:

In Person: You may attend the Annual Meeting and vote in person.

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your Proxy Card by mail.

●	By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the Proxy Card. If you submit your voting instructions by telephone, you do not have to mail in your Proxy Card.

●	On the Internet: You may vote on the Internet by following the instructions printed on the Proxy Card. If you vote on the Internet, you do not have to mail in your Proxy Card.

●	By Mail: If you properly complete and sign the enclosed Proxy Card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

Beneficial Owner: If you are a beneficial owner (your shares are held in an account with a brokerage firm, bank, dealer or similar organization), you may vote your shares in person or by proxy:

In Person: You may attend the Annual Meeting and vote in person; however, you will need to present a valid proxy from your broker permitting you to vote the shares in person at the Annual Meeting.

By Proxy: If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Proxy Card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the Proxy Card to ensure that your vote is counted. Alternatively, follow the instructions provided by your broker or bank to vote by telephone or over the Internet as that organization allows.

2017 Proxy Statement	3

WHAT IF I HAVE SHARES IN THE MAA EMPLOYEE STOCK OWNERSHIP PLAN?

If you had shares in an account under our Employee Stock Ownership Plan on March 17, 2017, you have the right to vote the shares in your account. To do this, you must sign and timely return the Proxy Card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the Proxy Card.

WHAT IF I OWN SHARES IN THE POST PROPERTIES COMMON STOCK FUND IN THE POST PROPERTIES, INC. 401(K) PLAN?

If you owned shares in the Post Properties Common Stock Fund in the Post Properties, Inc., or Post Properties, 401(K) Plan immediately prior to the merger on December 1, 2016 between Post Properties and MAA, your shares exchanged to shares of MAA common stock at the exchange rate set by the Agreement and Plan of Merger by and among MAA, Mid-America Apartments, L.P., Post Properties, Post GP Holdings, Inc. and Post Apartment Homes, L.P., dated as of August 15, 2016. While the Post Properties Common Stock Fund has been frozen and no further investments may be made to the fund, if you owned shares in the fund on March 17, 2017, you have the right to direct the vote of the shares in your 401(K) account. To do this, you must sign and timely return the Proxy Card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the Proxy Card.

HOW WILL MY VOTE BE CAST?

Your vote will be cast as you indicate on your Proxy Card. If you submit an executed Proxy Card without marking your voting selections, your shares will be voted as follows:

1.	“FOR” the election of the twelve nominees named herein to serve on the Board of Directors;

2.	“FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	“1 YEAR” for the advisory (non-binding) vote on the frequency of an advisory (non-binding) vote to approve the compensation of our named executive officers; and

4.	“FOR” the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for 2017.

If any additional matters are properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, in accordance with his or her best judgment. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Against” and “Abstain” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will be counted in determining whether there is a quorum.

2017 Proxy Statement	4

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed Proxy bearing a later date;

2.	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 6584 Poplar Avenue, Memphis, Tennessee 38138; or

3.	You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. Attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

1.	For the election of directors, the votes cast “For” the nominee must exceed the votes cast “Against” the nominee for the nominee to be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. If a nominee fails to receive more “For” votes than votes cast “Against” and is an incumbent director, the nominee is required to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board of Directors for consideration, and the Nominating and Corporate Governance Committee will determine whether it is advisable to accept or reject the resignation and will submit a recommendation to the Board of Directors for consideration.

2.	For the advisory (non-binding) vote on the compensation of our named executive officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

3.	For the advisory (non-binding) vote on the frequency of an advisory (non-binding) vote to approve the compensation of our named executive officers, the enclosed proxy card gives you four choices for voting on this item (every one, two or three years, or abstain). As such, shareholders will not be voting to approve or disapprove the proposal, and the frequency period that receives the most votes will be deemed to be the recommendation of the shareholders.

4.	Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

2017 Proxy Statement	5

HOW MANY SHARES MUST BE PRESENT TO CONSTITUTE A QUORUM FOR THE MEETING?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock are represented by shareholders present at the Annual Meeting in person or by proxy. On March 17, 2017, the record date, there were 113,551,915 shares of common stock outstanding and entitled to vote. Thus, 56,775,958 shares of common stock must be represented by shareholders present in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final results will be disclosed in a Current Report on Form 8-K, which can be found using the “SEC Filings and Reports” link on the “For Investors” page of our website at http://ir.maac.com following the Current Report on Form 8-K’s filing with the Securities and Exchange Commission, or SEC, within four business days of the Annual Meeting. Information from our website is not incorporated by reference into this Proxy Statement.

ADDITIONAL INFORMATION

HOW AND WHEN MAY I SUBMIT A SHAREHOLDER PROPOSAL FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS?

Shareholders who wish to submit proposals for inclusion in the proxy materials to be furnished by us to shareholders in connection with our 2018 Annual Meeting of Shareholders must comply with our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. To be included in our proxy materials furnished by us to shareholders, such proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138 and be received no later than the close of business on December 20, 2017.

Shareholders may also directly submit proposals in connection with our 2018 Annual Meeting of Shareholders, including proposals to nominate their own persons for election as directors by our shareholders. Our Bylaws provide requirements for ownership and certain procedures that a shareholder must follow to make their own nominations of persons for election as directors or to introduce an item of business at an annual meeting of shareholders that is not included in our proxy materials. Pursuant to our Bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must give timely notice thereof in writing to our Corporate Secretary that contains all of the information required by our Bylaws and prepare their own proxy materials for our shareholders. To be timely for the 2018 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on February 22, 2018 nor earlier than the close of business on January 23, 2018. We also advise you to review our Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2018 Annual Meeting of Shareholders between April 23, 2018 and July 22, 2018. The Chairman of the 2018 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not

2017 Proxy Statement	6

been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2018 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which we have not been provided with timely notice. Shareholder proposals must be sent to Attention: Corporate Secretary, MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138.

HOW CAN I OBTAIN THE ANNUAL REPORT ON FORM 10-K?

Our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, including the financial statements, and financial statement schedules is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2016, including all exhibits may be obtained from the “SEC Filings and Reports” link on the “For Investors” page of our website at http://ir.maac.com or received free of charge by writing Investor Relations at MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138. Information from our website is not incorporated by reference into this Proxy Statement.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 19, 2017. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

We and some brokers household proxy materials, delivering one copy of proxy materials to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to householding. If at any time you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please do one of the following: (a) notify your broker if your shares are held in a brokerage account or by marking the appropriate box on your Proxy Card if you hold registered shares; or (b) notify us in writing at MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138, Attention:  Corporate Secretary, or by calling (901) 682-6600.

We can only household registered shares. If you own registered shares as well as hold shares in a brokerage account, you will continue to receive multiple copies of the Proxy Statement. Similarly, if you own shares in more than one brokerage firm, you can only household the Proxy Statements you receive within each individual brokerage house. If you receive more than one set of proxy materials and proxy cards, please promptly complete, sign and return each proxy card that you receive or give your

2017 Proxy Statement	7

proxy authorization over the Internet or by telephone to ensure that all of your shares are represented and voted.

WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Legal Department at 6584 Poplar Avenue, Memphis, Tennessee 38138, or email investor.relations@maac.com or call (901) 682-6600.

2017 Proxy Statement	8

INFORMATION ABOUT

THE BOARD OF DIRECTORS AND ITS COMMITTEES

OVERVIEW OF 2016 BOARD OF DIRECTORS

				Committee Membership (5)				Other Public Company Boards
Name	Age (4)	Director Since	Primary Occupation	A	C	NCG	REI
H. Eric Bolton, Jr.	60	1997	Chairman of the Board of Directors and Chief Executive Officer of MAA				XC	1
Russell R. French (1) (6)	71	2016	Special Limited Partner of Moseley & Co. VI, LLC and Class B Partner of Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC	X				—
Alan B. Graf, Jr. (1)	63	2002	Executive Vice President and Chief Financial Officer of FedEx Corporation	L, XC				1
Toni Jennings (1) (6)	68	2016	Chairman of the Board of Jack Jennings & Sons, Inc. and Jennings & Jennings, Inc.		X	X		2
Ralph Horn (1) (2)	76	1998	Past Chairman of the Board of Directors, Chief Executive Officer and President of First Horizon National Corporation					1
James K. Lowder (1)	67	2013	Chairman of the Board of Directors of The Colonial Company			X		—
Thomas H. Lowder	67	2013	Past Chairman of the Board of Trustees and Chief Executive Officer of Colonial Properties Trust				X	—
Monica McGurk (1)	47	2016	Chief Growth Officer of Tyson Foods, Inc.		X	X		—
Claude B. Nielsen (1)	66	2013	Chairman of the Board of Directors and Past Chief Executive Officer of Coca-Cola Bottling Company United, Inc.		X	XC		—
Philip W. Norwood (1)	69	2007	Past President and Chief Executive Officer of Faison Enterprises, Inc.		XC	X	X	—
W. Reid Sanders (1)	67	2010	President of Sanders Properties, LLC and Sanders Investments, LLC	X			X	2
William B. Sansom (1) (3)	75	2006	Chairman of the Board of Directors, Chief Executive Officer and President of H.T. Hackney Co.		X	X		1
Gary Shorb (1)	66	2012	Past President and Chief Executive Officer of Methodist Le Bonheur Healthcare	X				—
John W. Spiegel (1) (2)	76	2013	Past Vice Chairman and Chief Financial Officer of SunTrust Banks, Inc.					—
David P. Stockert (6)	55	2016	Past Chief Executive Officer of Post Properties, Inc.				X	—

(1)	Indicates an Independent Director

(2)	Messrs. Horn and Spiegel retired from the Board of Directors on May 17, 2016 and are not standing for election

(3)	Mr. Sansom is ineligible to stand for re-election due to the Board of Director’s mandatory retirement age policy

(4)	Age is as of May 23, 2017, the meeting date for the Annual Meeting

(5)	The chart reflects committee assignments as of April 19, 2017:

A = Audit Committee, C = Compensation Committee, L = Lead Independent Director, NCG = Nominating and Corporate Governance Committee, REI = Real Estate Investment Committee, XC = Committee Chair

(6) Messrs. French, Stockert and Ms. Jennings joined MAA’s Board of Directors following completion of the merger between MAA and Post Properties and served on the Board of Directors of Post Properties immediately prior to the merger.

2017 Proxy Statement	9

WHAT IS OUR PHILOSOPHY REGARDING CORPORATE GOVERNANCE?

We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them to the practices of other public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders. Based on this review, the Board of Directors has established and maintains Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines in the “Governance Documents” section of the “Corporate Overview” link on the “For Investors” page of our website at http://ir.maac.com.

The responsibilities of our Board of Directors and its committees are described below, along with other corporate governance-related disclosures. All of our Board of Directors’ standing committees have written charters, which can be found in the “Governance Documents” section of our “Corporate Overview” link on the “For Investors” page of our website at http://ir.maac.com. We will also provide a copy of any committee charter, the Corporate Governance Guidelines or our Code of Business Conduct and Ethics without charge upon written request sent to: MAA, Attention: Investor Relations, 6584 Poplar Avenue, Memphis, Tennessee 38138. Our Board of Directors may, from time-to-time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by our Board of Directors.

Information from our website is not incorporated by reference into this Proxy Statement.

HOW MANY INDEPENDENT DIRECTORS DO WE HAVE?

Our Board of Directors has affirmatively determined that ten of our current thirteen directors are independent: Russell R. French, Alan B. Graf, Jr., Toni Jennings, James K. Lowder, Monica McGurk, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, William B. Sansom and Gary Shorb. Each of these ten directors meets the independence standards of our Corporate Governance Guidelines, the listing standards of the New York Stock Exchange, or the NYSE, and applicable SEC rules.

Our Corporate Governance Guidelines provide that no director who is or would be over the age of 75 at the expiration of his or her current term may be nominated to a new term, unless the Board of Directors waives the retirement age for a specific director for special circumstances.  In accordance with our Corporate Governance Guidelines, the Board of Directors has determined to not re-nominate William B. Sansom, age 75, for re-election at the Annual Meeting. In connection therewith, the size of our Board of Directors will be reduced from thirteen to twelve directors with nine independent directors.

HOW DO WE DETERMINE WHETHER A DIRECTOR IS INDEPENDENT?

A director is considered independent if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us. Consistent with the requirements of the SEC and the NYSE, our Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors. Our Board of Directors has adopted the following categorical standards:

●	A director who is an employee or whose immediate family member is one of our executive officers is not independent until three years after the end of such employment relationship.

●	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us, other than director and committee fees and

2017 Proxy Statement	10

pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

●	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any of our present or former internal or external auditors is not independent until three years after the end of the affiliation or the employment or auditing relationship.

●	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

●	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Our Board of Directors consults with our General Counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

DO ANY NON-MANAGEMENT DIRECTORS HAVE RELATIONSHIPS WITH US THAT THE BOARD OF DIRECTORS DETERMINED WERE MATERIAL?

None of our non-management directors had relationships with us during 2016 that the Board of Directors determined were material.

HOW MANY TIMES DID OUR BOARD OF DIRECTORS MEET LAST YEAR?

Our Board of Directors met six times during 2016.

DID ANY OF OUR DIRECTORS ATTEND FEWER THAN 75% OF THE MEETINGS OF THE BOARD OF DIRECTORS AND THEIR ASSIGNED COMMITTEES?

All of the directors attended more than 75% of the meetings of our Board of Directors and their respective committees during the calendar year 2016.

HOW IS OUR BOARD OF DIRECTORS STRUCTURED?

If all of our director nominees are elected by our shareholders, the leadership structure of our Board of Directors will include a combined Chairman of the Board of Directors and Chief Executive Officer, nine independent directors and three non-independent directors. All of our directors serve with equal importance and have an equal vote on all matters. Our independent directors meet without management present at regularly scheduled executive sessions.

Mr. Graf serves as the Lead Independent Director. Our Board of Directors believes that we have been and continue to be well served by having our Chief Executive Officer also serve as Chairman of the Board of Directors. Our Audit, Compensation and Nominating and Corporate Governance Committees

2017 Proxy Statement	11

are all led by chairmen who are independent directors and the membership of these three committees is 100% comprised of independent directors. We believe that the current board leadership model, when combined with the experience of our Board of Directors, the strong leadership of our Lead Independent Director and other independent directors, the committees of the Board of Directors listed above and the corporate governance policies already in place, strikes an appropriate balance between consistent leadership and independent oversight of our business and affairs.

DOES OUR BOARD OF DIRECTORS MEET REGULARLY WITHOUT MANAGEMENT PRESENT?

Both our non-management directors and our independent directors regularly meet without management present. The Board of Directors has determined that Messrs. Thomas H. Lowder and Stockert are not independent directors because each was the Chief Executive Officer of a company that MAA acquired within the past five years. We consider Messrs. Thomas H. Lowder and Stockert to be non-management directors, who meet from time-to-time with the independent directors without the participation of management. As Lead Independent Director, Mr. Graf presides over the meetings of both the non-management directors and the independent directors. The non-management directors and the independent directors both held four executive sessions during 2016.

DOES OUR BOARD OF DIRECTORS HAVE ANY STANDING COMMITTEES?

Our Board of Directors has four standing committees: Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; and Real Estate Investment Committee. All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent, pursuant to the standards set forth in our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules. The Real Estate Investment Committee consists of two independent members and three non-independent members. Each standing committee of our Board of Directors has a charter, which can be found in the “Governance Documents” section of the “Corporate Overview” link on the “For Investors” page of our website at http://ir.maac.com. Information from our website is not incorporated by reference into this Proxy Statement.

2017 Proxy Statement	12

The current membership of, and information about, each committee of our Board of Directors is shown below.

AUDIT COMMITTEE
Current Members: Alan B. Graf, Jr., Chairman Russell R. French W. Reid Sanders Gary Shorb Number of meetings held in 2016: Eight

Committee Functions:

●    appoints, determines the compensation of, oversees and evaluates the work of the independent registered public accounting firm;

●    pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;

●    reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Qs and Form 10-Ks;

●    discusses earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and discusses generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies;

●    reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of our systems of internal accounting and financial controls;

●    establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

●    reviews with management and the independent registered public accounting firm our compliance with the requirements for qualification as a real estate investment trust, or REIT;

●    reviews and reassesses annually the Audit Committee Charter and submits any recommended changes to the Board of Directors for its consideration; and

●    issues a report annually as required by the SEC’s proxy solicitation rules.

2017 Proxy Statement	13

COMPENSATION COMMITTEE
Current Members: Philip W. Norwood, Chairman Toni Jennings Monica McGurk Claude B. Nielsen William B. Sansom Number of meetings held in 2016: Five

Committee Functions:

●    reviews and approves our compensation objectives;

●    reviews and recommends the compensation programs, plans, and awards for the CEO to the Board of Directors and reviews and approves the same for the other executive officers, after taking into consideration any past “Say-on-Pay” votes by the shareholders;

●    reviews and approves any employment and severance arrangements and benefits of the CEO and other executive officers;

●    recommends to the Board of Directors how often MAA should submit to the shareholders the “Say-on-Pay” vote;

●    recommends the compensation for directors to the Board of Directors;

●    evaluates and oversees risks associated with the company’s compensation policies and practices;

●    acts as administrator, as may be required, for our equity-related incentive plans;

●    reviews and discusses with management the information contained in the Compensation Discussion and Analysis section of the Proxy Statement;

●    assesses the independence of, retains and oversees compensation consultants, outside counsel and other advisors assisting the committee with the performance of its duties;

●    reviews and reassesses annually the Compensation Committee Charter and recommends any proposed changes to the Board of Directors for approval; and

●    issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: Claude B. Nielsen, Chairman Toni Jennings Monica McGurk James K. Lowder Philip W. Norwood William B. Sansom Number of meetings held in 2016: Five

Committee Functions:

●    provides assistance and oversight in identifying qualified candidates to serve as members of the Board of Directors;

●    reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for re-election;

●    reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law;

●    recommends to the Board of Directors members to serve on the committees of the Board of Directors;

●    oversees the annual evaluation of the effectiveness of the current policies and practices of the Board of Directors and its committees;

●    reviews and reassesses annually the Nominating and Corporate Governance Committee Charter and submits any proposed changes to the Board of Directors for approval; and

●    reviews and recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

2017 Proxy Statement	14

REAL ESTATE INVESTMENT COMMITTEE
Current Members: H. Eric Bolton, Jr., Chairman Thomas H. Lowder Philip W. Norwood W. Reid Sanders David P. Stockert Number of meetings held in 2016: Five

Committee Functions:

●    considers and approves or disapproves specific property acquisitions, dispositions or development projects within approval levels established annually by the Board of Directors;

●    refers and makes a recommendation on proposed property acquisitions or development projects outside the approval levels established annually by the Board of Directors;

●    reviews and reassesses annually the Real Estate Investment Committee Charter and submits to the Board of Directors any recommended changes; and

●    approves disposition of individual properties not included in the annual strategic plan reviewed and approved by the Board of Directors.

DOES THE AUDIT COMMITTEE HAVE AN AUDIT COMMITTEE FINANCIAL EXPERT?

Our Board of Directors has determined that both Alan B. Graf, Jr. and Russell R. French meet the qualifications of an audit committee financial expert as defined by applicable SEC rules and an independent director under applicable NYSE rules.

HOW DOES THE BOARD OF DIRECTORS SELECT DIRECTOR NOMINEES?

At the Annual Meeting, shareholders are being asked to elect H. Eric Bolton, Jr., Russell R. French, Alan B. Graf, Jr., Toni Jennings, James K. Lowder, Thomas H. Lowder, Monica McGurk, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, Gary Shorb and David P. Stockert to serve until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Recommendation Policy

It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any of our directors or executive officers. It is also our policy to refer to our Nominating and Corporate Governance Committee for consideration any director candidate recommended by any shareholder if recommended in accordance with our Charter, Bylaws and applicable law.

If you would like to recommend a director candidate to our Nominating and Corporate Governance Committee, the recommendation must include the information specified in our Bylaws and must be received at our executive offices no later than December 20, 2017 for consideration by our Nominating and Corporate Governance Committee. If instead of recommending a director candidate, you would like to nominate a candidate directly for election by our shareholders, you must provide us the information required by our Bylaws, follow the procedures provided in our Bylaws and outlined above under the caption “How and When May I Submit a Shareholder Proposal for the 2018 Annual Meeting of Shareholders?” on page 6 and prepare your own proxy materials for our shareholders.

Minimum Director Qualifications

The Nominating and Corporate Governance Committee along with our Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee in exercising their fiduciary duty to shareholders. In determining director or director nominee qualifications, general requirements applicable to all directors as well as individual skills and

2017 Proxy Statement	15

experiences that should be represented on the Board of Directors as a whole, but not necessarily by each director, are considered.

The Nominating and Corporate Governance Committee considers each director nominee’s integrity, judgment, experience, independence, material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee. A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing or other related industries, REITs, management, leadership, public companies, equity and debt capital markets, and public company financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of our Board of Directors, as a whole.

The Nominating and Corporate Governance Committee seeks to provide diversity on our Board of Directors with a depth of experience and differences in viewpoints and skills. While the Nominating and Corporate Governance Committee does not have a policy about diversity as it pertains solely to our Board of Directors, all of our directors are participants along with our employees in our Code of Conduct which embodies diversity as a tremendous asset and one which should be actively embraced. The Nominating and Corporate Governance Committee seeks to embody the spirit of our Code of Conduct by valuing a diversity of experiences and perspectives in our directors and director nominees.

The retirement age for our directors is 75. Our Corporate Governance Guidelines provide that no director may be nominated to a new term after his or her 75th birthday, unless the Board of Directors waives the retirement age for a specific director for special circumstances. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to our Board of Directors following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to our Board of Directors will be reviewed. Upon a director’s change in employment status, they are required to notify the Chairman of our Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

Members of the Nominating and Corporate Governance Committee as well as other members of the Board of Directors and members of executive management may meet with directors or director nominees for purposes of determining their qualifications.

CAN I COMMUNICATE DIRECTLY WITH THE BOARD OF DIRECTORS?

Yes. Shareholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, its non-management directors as a group or its independent directors as a group by using the following address:

MAA

ATTN: Corporate Secretary

6584 Poplar Avenue

Memphis, TN 38138

RE: {group being addressed}

2017 Proxy Statement	16

DO WE HAVE A CODE OF CONDUCT?

Yes. Our Board of Directors has adopted a Code of Conduct applicable to our executive officers, including the Chief Executive Officer, or CEO, and Chief Financial Officer, or CFO, as well as our directors and all employees. The Code of Conduct is available in the “Governance Documents” section of the “Corporate Overview” link on the “For Investors” page of our website at http://ir.maac.com. We intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our CEO, Principal Financial Officer or Principal Accounting Officer) at this location on our website. No waivers to the Code of Conduct have been made as of the date of this document. Information from our website is not incorporated by reference into this Proxy Statement.

WHAT ROLE DOES THE BOARD OF DIRECTORS PLAY IN RISK MANAGEMENT?

Both the Board of Directors as a whole and its respective committees serve an active role in overseeing management of our risks. Our Board of Directors regularly reviews, with members of our senior management and outside advisors, information regarding our strategy and key areas of the company including operations, finance, legal and regulatory, as well as the risks associated with each. Senior management as well as outside advisors also periodically meet with each committee and make representations associated with the risks relevant to the respective committee’s area of focus. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and reviewing the risks associated with our overall compensation practices and policies for all of our employees. The Audit Committee oversees risks associated with financial matters such as accounting, internal controls over financial reporting, tax (including REIT compliance), fraud assessment and financial policies. The Nominating and Corporate Governance Committee manages risks associated with corporate governance policies, the independence of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our Board of Directors is regularly informed through committee reports about such risks.

WHAT IS THE ROLE OF THE COMPENSATION COMMITTEE?

Scope of Authority. The Compensation Committee reviews and approves our compensation objectives and our compensation programs, plans, and awards for executive officers, among other things. The Compensation Committee’s charter can be found in the “Governance Documents” section in the “Corporate Overview” link on the “For Investors” page of our website at http://ir.maac.com. Information from our website is not incorporated by reference into this Proxy Statement. The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to our Board of Directors for approval.

Currently, the Compensation Committee consists of Philip W. Norwood (Chair), Toni Jennings, Monica McGurk, Claude B. Nielsen and William B. Sansom, each of whom is an independent director as affirmatively determined by our Board of Directors. Our Board of Directors consults with our General Counsel to ensure that our Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

Mr. Norwood, as Chair of the Compensation Committee, is responsible for setting the agenda for meetings. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of two or more members of the Compensation Committee, and may delegate authority to make grants and awards under any equity-based plan to the CEO with such limitations as determined by the Compensation Committee and as may be required by law or the listing standards of the NYSE. To date, the Compensation Committee has made no such delegation of its responsibilities.

2017 Proxy Statement	17

Roles of Executives in Establishing Compensation. While H. Eric Bolton, Jr., our CEO, does participate in general meetings of the Compensation Committee, he does not participate in executive sessions nor does he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, Mr. Bolton provides the Compensation Committee with data pertinent to his and other executive officer’s compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions. Mr. Bolton also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Mr. Bolton, along with our Corporate Secretary and/or General Counsel, prepares and presents to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

Use of Compensation Consultant. The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at our expense and upon terms established by the Compensation Committee. The Compensation Committee has periodically hired external consultants to review the compensation program offered to executive management, benchmark it against industry and peer levels, and offer suggestions for changes. The Compensation Committee utilized Semler Brossy to consult on executive and director compensation for 2016. Semler Brossy does not provide any other services to the company or management.

Certain Relationships and Related Transactions

GENERAL POLICY

We have adopted a Code of Conduct, which specifies our policy relating to conflicts of interest. The Code of Conduct states that a “conflict of interest” exists when an individual’s private interests interfere in any way or appear from the perspective of a reasonable person to interfere in any way with the interests of the company. Under the Code of Conduct, an employee who becomes aware of a potential conflict of interest must report the conflict to a supervisor, our legal department, internal audit department or human resources group. If the potential conflict of interest involves our CEO, any of our executive officers, or a director, our Board of Directors will determine whether to grant a waiver if a conflict of interest exists. On an annual basis, the Nominating and Corporate Governance Committee, as well as the full Board of Directors, reviews the independence of each director, all transactions involving related parties and any potential conflicts of interests. All transactions involving related parties must be approved by a majority of the disinterested members of our Board of Directors.

Based on the information presented to it, the Board of Directors and the Nominating and Corporate Governance Committee determined that no related party transactions occurred or were proposed since the beginning of 2016.

INDEBTEDNESS OF MANAGEMENT

None of our executive officers or directors were indebted to us during 2016.

2017 Proxy Statement	18

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The number of shares owned and percentage ownership in the following table is based on 113,518,212 shares of common stock outstanding on December 31, 2016. The following table sets forth information as of December 31, 2016, regarding each person known to us to be the beneficial owner of more than five percent of our common stock. The information in the following table is based solely on Schedule 13G filings with the SEC by the respective identified beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Notes
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	19,332,045	17.0%	The Schedule 13G indicates the entity has sole power to vote or to direct the vote for 327,637 shares, shared power to vote or to direct the vote for 146,876 shares, sole power to dispose or to direct the disposition of 19,011,635 shares, and shared power to dispose or to direct the disposition of 320,410 shares. The shares indicated include the 8,614,167 shares beneficially owned by Vanguard Specialized Funds – Vanguard REIT Index Fund, an affiliate of Vanguard Group, Inc.

Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	8,614,167	7.6%	The Schedule 13G indicates the entity has sole power to vote or to direct the vote for 8,614,167 shares. The shares indicated are included in the 19,332,045 shares beneficially owned by The Vanguard Group, Inc. and should not be added to those shares to indicate total beneficial ownership by The Vanguard Group, Inc.
BlackRock, Inc. 55 East 52nd St New York, NY 10055	10,028,523	8.8%	The Schedule 13G indicates the entity has sole power to vote or to direct the vote for 8,879,374 shares and sole power to dispose or to direct the disposition of 10,028,523 shares.
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	6,593,493	5.8%	The Schedule 13G indicates the entity has shared power to vote or to direct the vote for 6,593,493 shares, and shared power to dispose or to direct the disposition of 6,593,493 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The number of shares owned and percentage ownership in the following table is based on 113,550,375 shares of common stock outstanding on February 28, 2017. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of February 28, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

2017 Proxy Statement	19

The following table sets forth the beneficial ownership of our common stock as of February 28, 2017 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group. Unless otherwise indicated, voting power and investment power are exercisable solely by the named person. The address of each officer, director and/or nominee listed below is c/o 6584 Poplar Avenue, Memphis, Tennessee 38138.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Class	Notes
H. Eric Bolton, Jr. (2)	326,429	(1)	Includes 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units; 7,672 shares attributed to Mr. Bolton in our Employee Stock Ownership Plan; and 9,139 shares owned in a joint account with his wife for which Mr. Bolton has shared voting and investment power.
Albert M. Campbell, III	46,941	(1)	Includes 2,736 shares attributed to Mr. Campbell in our Employee Stock Ownership Plan; and 1,100 shares of which Mr. Campbell has shared voting and investment power, (100 shares held by Mr. Campbell through an individual retirement account, and 1,000 shares Mr. Campbell owns in a joint account with his wife).
Robert J. DelPriore	19,459	(1)
Russell R. French (2)	23,855	(1)	Includes 1,012 shares held in a deferred compensation account.
Alan B. Graf, Jr. (2)	33,910	(1)	Includes 24,780 shares held in a deferred compensation account.
Thomas L. Grimes, Jr.	46,390	(1)	Includes 3,453 shares attributed to Mr. Grimes in our Employee Stock Ownership Plan; and 1,266 shares owned by Mr. Grimes’ spouse in our Employee Stock Ownership Plan.
Toni Jennings (2)	3,539	(1)
James K. Lowder (2)	239,488	(1)	Includes 233,716 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, as to 4,990 of which Mr. Lowder would have shared voting and investment power (4,990 owned by JKL Investments, LLC); and 1,800 shares that Mr. Lowder has the right to acquire upon the exercise of options. 208,726 of the limited partnership units owned by Mr. Lowder are pledged as collateral on various loans.

2017 Proxy Statement	20

Name	Aggregate Number of Shares Beneficially Owned	Percent of Class	Notes
Thomas H. Lowder (2)	279,406	(1)	Includes 248,654 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, 19,928 of which Mr. Lowder would have shared voting and investment power (19,928 owned by THL Investments, LLC); 631 shares held in a deferred compensation account; 25,791 shares held by Mr. Lowder through an individual retirement account for which Mr. Lowder has shared voting and investment power; and 357 shares indirectly owned by Mr. Lowder (357 shares owned by THL Investments, LLC).
Monica McGurk (2)	1,840	(1)	Includes 1,840 shares held in a deferred compensation account.
Claude B. Nielsen (2)	39,327	(1)	Includes 2,111 shares that Mr. Nielsen has the current right to acquire upon redemption of limited partnership units; 6,176 shares held in a deferred compensation account; and 12,423 shares that Mr. Nielsen has the right to acquire upon the exercise of options.
Philip W. Norwood (2)	21,165	(1)	Includes 14,511 shares held in a deferred compensation account.
W. Reid Sanders (2)	126,820	(1)	Includes 107,000 shares that Mr. Sanders has the current right to acquire upon redemption of limited partnership units; 5,409 shares held in a deferred compensation account; 4,000 shares held by Mr. Sanders through an individual retirement account for which Mr. Sanders has shared voting and investment power; and 3,500 shares Mr. Sanders holds indirectly and for which he has shared voting and investment power, of which 2,300 shares Mr. Sanders has authority to vote as trustee or through a power-of-attorney and 1,200 shares owned by Mr. Sanders’ spouse.
William B. Sansom	17,741	(1)	Includes 9,467 shares held in a deferred compensation account.
Gary Shorb (2)	13,285	(1)	Includes 9,535 shares held in a deferred compensation account.
David P. Stockert (2)	187,871	(1)	Includes 54,812 shares owned by Mr. Stockert’s spouse and 41,498 shares that Mr. Stockert has the right to acquire upon the exercise of options.
All Directors, Director Nominees and Executive Officers as a group (16 persons)	1,427,466	1.25%	Includes 701,481 shares that may be acquired upon redemption of limited partnership units; 73,361 shares held in deferred compensation accounts; 15,127 shares held in our Employee Stock Ownership Plan; and 55,721 shares that may be acquired upon the exercise of options.
(1)	Represents less than 1% of the total.

(2)	Director nominee.

2017 Proxy Statement	21

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock, to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and furnish us with copies of all forms filed.

To our knowledge, based solely on review of the copies of such reports furnished us and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our directors and executive officers were completed on a timely basis.

EXECUTIVE OFFICERS

The following individuals served as our named executive officers in 2016:

Name and Position	Age	Experience
H. Eric Bolton, Jr. Chairman of the Board of Directors and Chief Executive Officer	60	Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer in October 2001 and became Chairman of the Board of Directors in September 2002. Prior to joining us, Mr. Bolton was with Trammell Crow Company for more than five years, and was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.
Albert M. Campbell, III Executive Vice President and Chief Financial Officer	50	Prior to his appointment as Chief Financial Officer in January 2010, Mr. Campbell served as our Executive Vice President, Treasurer and Director of Financial Planning and was responsible for managing the funding requirements of the business to support corporate strategy. Mr. Campbell joined us in 1998 and was initially responsible for external reporting and financial planning. Prior to joining us, Mr. Campbell worked as a Certified Public Accountant with Arthur Andersen and served in various finance and accounting roles with Thomas & Betts Corporation.
Robert J. DelPriore Executive Vice President and General Counsel	48	Mr. DelPriore joined us in August 2013. Prior to joining us, Mr. DelPriore was a partner in the securities department of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC from February 2008 through August 2013; during which time he served as counsel to MAA. Prior to that, Mr. DelPriore was a partner in the corporate securities group of Bass, Berry & Sims PLC; during which time he served as counsel to MAA.
Thomas L. Grimes, Jr. Executive Vice President and Chief Operating Officer	48	Mr. Grimes was promoted to Chief Operating Officer in December 2011, having previously served as Executive Vice President and Director of Property Management. Prior to this position, Mr. Grimes served us as an Operations Director over the Central and North Regions. Mr. Grimes also served as Director of Business Development where he worked with our joint venture partners, managed our new development efforts and directed our ancillary income business. Mr. Grimes joined us in 1994.

2017 Proxy Statement	22

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

INTRODUCTION

Our Compensation Discussion and Analysis provides a detailed discussion of our executive compensation philosophy, objectives and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. Our Compensation Discussion and Analysis focuses on the compensation of our named executive officers for 2016, who were:

Name	Title
H. Eric Bolton, Jr.	Chairman of the Board of Directors and Chief Executive Officer
Albert M. Campbell, III	Executive Vice President and Chief Financial Officer
Robert J. DelPriore	Executive Vice President and General Counsel
Thomas L. Grimes, Jr.	Executive Vice President and Chief Operating Officer

Our compensation philosophy is that compensation for all employees, including our named executive officers, should be:

●	fair and equitable when viewed both internally and externally;

●	competitive in order to attract and retain the best qualified individuals; and

●	aligned with performance.

We have designed our compensation programs to reflect each of these characteristics. Our named executive officers receive a compensation package that primarily consists of an annual base salary, annual incentive awards and long-term incentive awards. The performance-based incentives seek to reward both short-term and long-term results and to align the interests of our named executive officers and other participants with the interests of our shareholders. Generally, our long-term compensation is in the form of restricted shares of our common stock, where the majority of the opportunity for our named executive officers is in the form of performance shares which may only be earned based on the achievement of specified total shareholder return results and other company performance metrics. Our Board of Directors has established stock ownership guidelines of three times annual base salary for our Chief Executive Officer and two times annual base salary for our other named executive officers, which acts to further align the interests of our named executive officers with those of our shareholders.

2016 SAY ON PAY VOTE

As previously announced at the 2016 Annual Meeting of Shareholders, our executive officer compensation for 2015 was approved by over 96% of the votes cast on the matter. The Compensation Committee and MAA considered these results to be an endorsement by shareholders of our target level and actual executive compensation.

2017 Proxy Statement	23

2016 ACHIEVEMENTS AND VALUE CREATION

Our Net Income Available for MAA Common Shareholders for the year was $2.69 per diluted common share, which was a decrease from $4.41 per diluted common share for the prior year. Results for 2016 included $0.52 per diluted common share of merger and integration costs related to the merger with Post Properties and $1.05 per diluted common share of gains related to the sale of real estate assets. Results for 2015 were not impacted by any merger and integration costs and included $2.53 per diluted common share of gains related to the sale of real estate assets.

Our Core Funds From Operations, or Core FFO, for the year was $5.91 per diluted common share and unit, or per Share, which represented 7.3% growth over the prior year. For a description of how we calculate Core FFO and a reconciliation to its most comparable U.S. generally accepted accounting principles, or GAAP, measure, see “Pay for Performance Analysis – Operating Performance” on page 28 and Appendix A.

We completed our merger with Post Properties on December 1, 2016, forming a combined company with equity market capitalization of approximately $11 billion and total market capitalization of approximately $15 billion, as of the effective date of the merger. Following the merger, Standard & Poor’s Ratings Services upgraded our senior unsecured rating to BBB+ with a stable outlook and MAA was added to the benchmark S&P 500 Index.

In addition to the merger, we continued to recycle capital in 2016, selling twelve communities for combined gross proceeds of $265 million and acquiring five communities for a combined purchase price of $334 million, producing $80 million of recorded gains on sale.

Total shareholder return for 2016 was 11.6%, inclusive of approximately $248 million paid to common shareholders in the form of cash dividends, significantly outperforming the SNL US REIT Multifamily Index and the SNL US REIT Equity Index, both benchmark indices for our industry.

2016 Total Shareholder Return

Total shareholder return is a measure of the performance of shares of stock over time. It combines share price appreciation and the reinvestment of dividends paid to show the total return to the shareholder expressed as an annualized percentage.

2017 Proxy Statement	24

SUMMARY OF 2016 NAMED EXECUTIVE OFFICERS’ COMPENSATION

The following charts provide a summary of the various elements of compensation awarded to our named executive officers for 2016. Further discussion regarding the amounts and how they were determined can be found in “What We Pay and Why: Elements of Compensation” beginning on page 36.

Base Salary

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent
	2016	2015	Increase
Mr. Bolton	$ 640,000	$ 612,000	4.6%
Mr. Campbell	$ 400,000	$ 357,000	12.0%
Mr. DelPriore	$ 390,000	$ 340,000	14.7%
Mr. Grimes	$ 410,000	$ 367,200	11.7%

Annual Incentive Compensation

Annual incentive compensation is intended to compensate our named executive officers for achieving our annual financial goals. Our named executive officers earned the following annual bonuses for 2016:

	2016 Annual Bonus Paid in 2017
	Cash	Percent of 2016	Percent of Maximum
	Amount	Base Salary	Opportunity Earned
Mr. Bolton	$1,600,000	250%	100%
Mr. Campbell	$600,000	150%	100%
Mr. DelPriore	$585,000	150%	100%
Mr. Grimes	$820,000	200%	100%

2017 Proxy Statement	25

Long-Term Incentive Compensation

Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. Under our 2016 Long Term Incentive Program, or 2016 LTIP, our named executive officers have received the following awards to date:

				Additional
	Maximum	Earned to Date		Shares
	Potential	Number of	Issue	That Can
	Shares	Shares	Date	Be Earned
Mr. Bolton
Time vested shares (1)	5,673	5,673	1/8/2016	—
Performance-based shares Core FFO per Share (2)	8,509	8,509	3/24/2017	—
3-Year total shareholder return (3)	14,182	—	N/A	14,182
Mr. Campbell
Time vested shares (1)	2,659	2,659	1/8/2016	—
Performance-based shares Core FFO per Share (2)	3,989	3,989	3/24/2017	—
3-Year total shareholder return (3)	6,648	—	N/A	6,648
Mr. DelPriore
Time vested shares (1)	2,161	2,161	1/8/2016	—
Performance-based shares Core FFO per Share (2)	3,241	3,241	3/24/2017	—
3-Year total shareholder return (3)	5,402	—	N/A	5,402
Mr. Grimes
Time vested shares (1)	2,726	2,726	1/8/2016	—
Performance-based shares Core FFO per Share (2)	4,089	4,089	3/24/2017	—
3-Year total shareholder return (3)	6,814	—	N/A	6,814
(1)	The time vested shares represent 20% of the total award opportunity under the 2016 LTIP for named executive officers. The shares vest 20% annually on the first, second, third, fourth and fifth anniversary of the issue date subject to continued employment through each vest date. No additional shares can be issued under this tranche of the 2016 LTIP. See pages 41 through 45 for additional information.

(2)	The Core FFO per Share, performance shares represent 30% of the total award opportunity under the 2016 LTIP for named executive officers. The shares vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. No additional shares can be earned under this tranche of the 2016 LTIP. See pages 41 through 45 for additional information.

2017 Proxy Statement	26

(3)	The 3-year total shareholder return performance shares represent 50% of the total award opportunity under the 2016 LTIP for named executive officers. The performance period for this tranche is from January 1, 2016 through December 31, 2018. Any shares earned under this tranche will be issued on March 25, 2019 and will immediately vest at that time subject to continued employment through the issue date. See pages 41 through 45 for additional information.

SAY ON PAY RESULTS

As previously announced at the 2016 Annual Meeting of Shareholders, our named executive officer compensation for 2015 was approved by over 96% of the votes cast on the matter. We believe our programs are effectively designed and working well in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for 2016, the Compensation Committee considered the overwhelming shareholder support that the “Say-on-Pay” proposal received. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used previously in determining executive compensation and will continue to consider shareholder concerns and feedback in the future.

At the Annual Meeting, we are again holding an annual advisory vote to approve named executive officer compensation (see page 83). The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback from shareholders throughout the course of such year.

In addition, we are also holding an advisory vote on the frequency of such advisory votes on executive compensation at our Annual Meeting (see page 85).The Compensation Committee will continue to consider the results from this year’s and future advisory votes on the frequency of advisory votes on executive compensation, as well as feedback from shareholders throughout the course of such year.

PAY FOR PERFORMANCE ANALYSIS

HOW PAY IS TIED TO COMPANY PERFORMANCE

Our compensation programs are designed to reward employees for producing sustainable growth, to attract and retain world-class talent and to align compensation with the long-term interests of our shareholders. The Compensation Committee strongly believes that executive compensation — both pay opportunities and pay actually realized — should be tied to our performance. The Compensation Committee views performance in two primary ways:

●	our operating performance; and

●	return to shareholders over time relative to other multifamily REITs and other peer companies.

2017 Proxy Statement	27

Operating Performance

We had strong financial results in 2016, as more specifically described under the heading “Management’s Discussion and Analysis” in our Annual Report on Form 10-K. Highlights for 2016 include:

●	Net Income Available for MAA Common Shareholders was $2.69 per diluted common share including $0.52 per diluted common share of dilution from merger and integration costs associated with our merger with Post Properties and $1.05 per diluted common share of gains related to the sale of real estate assets. Results for 2015 of $4.41 per diluted common share were not impacted my merger and integration costs and included $2.53 per diluted common share of gains related to the sale of real estate assets.

●	Core FFO for the year was $490.3 million and Core FFO per Share for the year was $5.91, a 7.3% increase over the prior year;

●	Completed a merger with Post Properties, forming a combined company with equity market capitalization of approximately $11 billion and total market capitalization of approximately $15 billion, as of December 1, 2016, the effective date of the merger;

●	Acquired five multifamily communities for a total combined capital investment of $334 million;

●	Sold 12 multifamily communities for total combined gross proceeds of $265 million and a combined total gain on sale of approximately $80 million, achieving a combined leveraged IRR of 20.3%;

●	Invested $58.9 million in new development during 2016 and had 9 development projects underway containing 2,816 units, with a total projected cost of approximately $561.8 million, of which, approximately $200.0 million remained to be spent, as of December 31, 2016;

●	As of December 31, 2016, MAA had 3 communities in lease-up with average physical occupancy of 83.0%;

●	Completed the redevelopment of 6,812 apartment units for a total investment of approximately $31 million, achieving average rental rate increases of 9.8% above non-renovated units;

●	Ended the year with record low leverage of Debt to Total Capitalization of 28.1% and Total Debt to Gross Assets of 33.9%, a decline of 720 basis points from 2015; and

●	Unencumbered Assets increased to 80.3% of Gross Assets as of December 31, 2016, compared to 72.0% as of December 31, 2015.

Core FFO, a non-GAAP financial measure, represents FFO further adjusted for items that are not considered part of our core business operations such as Acquisition, Merger and Integration Expenses, Mark-to-Market Debt Adjustments, Loss or Gain on Debt Extinguishment, and Loss or Gain on Sale of Non-Depreciable Assets. FFO, a non-GAAP financial measure, represents Net Income Available for Common Shareholders (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding Extraordinary Items, Asset Impairment, Gains or Losses on Disposition of Real Estate

2017 Proxy Statement	28

Assets, plus Net Income Attributable to Noncontrolling Interest, Depreciation of Real Estate, and adjustments for joint ventures to reflect FFO on the same basis.

While MAA’s definition of Core FFO is similar to others in the industry, MAA’s precise methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to net income. MAA believes that Core FFO is helpful in understanding our core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. Our financial measure calculated in accordance with GAAP that is most comparable to Core FFO is net income available for MAA common shareholders. A reconciliation of the differences between Core FFO and Net Income available for MAA Common Shareholders is set forth on Appendix A of this Proxy Statement.

Gross Assets, a non-GAAP financial measure, represents Total Assets plus Accumulated Depreciation and the accumulated depreciation for corporate properties. We believe that Gross Assets can be used as a helpful tool in evaluating our balance sheet positions as GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Our financial measure calculated in accordance with GAAP that is most comparable to Gross Assets is Total Assets. A reconciliation of the differences between Gross Assets and Total Assets is set forth on Appendix A of this Proxy Statement.

2017 Proxy Statement	29

Return to Shareholders

Since April 1994, MAA has never failed to pay a quarterly dividend to our common shareholders. In addition, MAA has never decreased the common shareholder dividend rate. In 2016, MAA distributed $248 million to common shareholders in the form of dividends.

Quarterly Dividend Rate per Common Share

We have consistently returned significant value to shareholders over the long term, based on total shareholder return. The below graph discloses MAA’s annualized total shareholder return rates over various periods of time against the SNL US REIT Equity Index and the SNL US REIT Multifamily Index, both of which are comparative indexes for our industry. The SNL US REIT Multifamily Index is the index used to measure relative total shareholder return performance in our long-term incentive plans, as it represents other REITs specializing in the multifamily industry.

Annualized Total Shareholder Return

Total shareholder return is a measure of the performance of shares of stock over time. It combines share price appreciation and the reinvestment of dividends paid to show the total return to the shareholder expressed as an annualized percentage.

2017 Proxy Statement	30

The following chart shows how a $100 investment in our common stock on December 31, 2011 would have grown to $191.15 on December 31, 2016, with dividends reinvested quarterly. The chart also compares the total shareholder return on our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REIT Index prepared by the National Association of Real Estate Investment Trusts, or NAREIT. The performance chart is not necessarily indicative of future investment performance.

Total Return Performance

UNDERSTANDING MR. BOLTON’S PAY

This section provides additional detail on the rationale for Mr. Bolton’s pay.

Mr. Bolton’s Accomplishments as Chief Executive Officer

Under the leadership of Mr. Bolton, who became Chief Executive Officer in October 2001 and Chairman of the Board of Directors in September 2002, we have performed very well and delivered significant value to shareholders. In addition, the Compensation Committee believes that Mr. Bolton’s strategic vision and focus on long-term sustainable growth has laid a solid foundation for future growth. The Compensation Committee believes that Mr. Bolton’s leadership has directly contributed to our excellent performance over the last several years and should be appropriately rewarded.

2017 Proxy Statement	31

Recent MAA Milestones

2016	Achieved Core FFO of $490.3 million, or $5.91 per Share, a 7.3% increase over the prior year

Consummated the merger with Post Properties moving MAA to total market capitalization of approximately $15 billion as of December 1, 2016, the closing date of the merger

Received upgrade to BBB+ with stable outlook from Standard & Poor’s Ratings Services

Named to S&P 500 Index

Acquired multifamily properties totaling approximately $334 million and invested an additional $59 million in development

Completed the disposition of approximately $265 million in multi-family properties to support strategic re-cycling efforts while recognizing a gain of approximately $80 million

Distributed $248 million to common shareholders in dividends

Raised annual dividend rate for 2017 to $3.48 per share

2015	Achieved Core FFO of $438.6 million, or $5.51 per Share, a 10.4% increase over the prior year

Acquired multifamily properties and development land totaling approximately $321 million and invested an additional $56 million in development, completing two multifamily projects

Completed the disposition of approximately $354 million in multi-family properties and an additional $9 million in non-apartment assets and land to support strategic re-cycling efforts while recognizing a gain of approximately $190 million

Distributed $232.1 million to common shareholders in dividends

Raised annual dividend rate for 2016 to $3.28 per share

2014	Achieved Core FFO of $395.7 million, or $4.99 per Share

Completed systems conversions related to the merger with Colonial Properties Trust, or Colonial, and captured 80 basis points improvement in operating margins for the legacy Colonial portfolio as well as 30 basis points improvement in operating margin for the legacy MAA portfolio

Completed the full integration of the operating and management teams of both Colonial and MAA

Acquired multifamily properties totaling $400 million and completed development on an additional $131 million

Completed the disposition of approximately $96 million in non-apartment assets and land or non-productive assets assumed from the merger with Colonial at a gain of approximately $3.4 million, and completed the disposition of approximately $184 million in older apartment assets from both the legacy MAA and legacy Colonial portfolios at a book gain of approximately $51 million

Distributed $219.3 million to common shareholders in dividends

Raised annual dividend rate for 2015 to $3.08 per share

2017 Proxy Statement	32

Compensation Committee Actions

After considering our operating performance and return to shareholders, Mr. Bolton’s strong leadership and individual accomplishments, and findings of the Compensation Committee’s compensation consultant (see page 50), the Compensation Committee took the following actions with respect to Mr. Bolton’s 2016 compensation:

Base Salary

Increased base salary from $612,000 to $640,000. The Compensation Committee engaged Semler Brossy to provide compensation benchmarking data relative to our peer group and other market sources to assist in evaluating our executive compensation. Based on their analysis, Semler Brossy reported that Mr. Bolton’s base salary was on par with the median of the peer group, and in the lower half of the NAREIT survey. As a result, the Compensation Committee recommended, and the Board of Directors approved, a 4.6% increase in Mr. Bolton’s base salary for 2016 as the committee felt it better reflected the company’s position within its peer group in terms of size, complexity and performance results.

Annual Incentive

The percent of salary opportunity available to Mr. Bolton for 2016 was held consistent with the prior year at 250%. While both of the peer comparisons provided by Semler Brossy reflected a target annual cash level below median, taking into account the increase in base salary and the compensation package in total, the Compensation Committee determined not to increase Mr. Bolton’s annual incentive opportunity for 2016.

Long-Term Equity Compensation

The total percent of salary opportunity available to Mr. Bolton for 2016 in the form of restricted stock awards through our long-term incentive programs was increased from 300% in the prior year to 400%. The total amount of the opportunity linked to performance-based metrics was increased from 70% to 80%. In addition, the performance-based metric opportunity linked to shareholder return performance was increased from 30% to 50% of the overall award opportunity. Performance-based long-term incentive compensation represents a significant component of Mr. Bolton’s pay. This underscores the Compensation Committee’s belief that this element is directly aligned with the interests of our shareholders and most closely linked to accomplishing our strategic vision. The amount awarded reflects the Compensation Committee’s continued confidence in Mr. Bolton’s strategic vision and leadership.

2017 Proxy Statement	33

SUMMARY OF EXECUTIVE COMPENSATION PRACTICES

Our compensation philosophy is to drive and support our long-term goal of sustainable growth and total shareholder return by paying for performance, with due consideration to balancing risk and reward. By “sustainable growth” we mean investing in our long-term opportunities while meeting our short-term commitments. The main objective of our executive officer compensation program is to align the interests of our executive officers with the interests of shareholders. To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term shareholder value. We and our competitors recruit from a limited pool of resources for individuals who are highly experienced, successful and well rewarded. Accordingly, our executive officer compensation program is designed to link annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives and to align executive officers’ interest with shareholder value creation. To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals and sets executive officer compensation levels based on this evaluation.

The Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multi-family REITs, and other REITs and real estate companies of comparable enterprise value size, taking into account individually each component of compensation. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

●	to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;

●	to provide incentives for achieving and exceeding annual and long-term performance goals;

●	to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies;

●	to reward superior corporate and individual performance achieved through ethical leadership; and

●	to appropriately reward executive officers for creating long-term shareholder value and returns.

Our Compensation Committee evaluates the effectiveness of our compensation programs by reviewing our performance as a whole and the performance of individual named executive officers. In doing so, the Compensation Committee may take into account our strategy as annually presented to our Board of Directors; the total return being delivered to our shareholders as well as the return being earned by the shareholders of our peers, market or industry-related indices; our fiscal performance both annually and for longer-term periods; as well as the named executive officer’s individual goals. The Compensation Committee reviews all plans annually and adopts plans designed to align management interests with those of our shareholders.

Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build shareholder value and maintain long-term careers with us. We reward

2017 Proxy Statement	34

these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration.

Below, we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interest.

What We Do

●	Pay for performance (see pages 27 through 33)

●	Mitigate undue risk in compensation programs (see page 47)

●	Include vesting periods on performance share awards (see page 44)

●	Adopted share ownership guidelines (see page 51)

●	Adopted holding period requirements for equity compensation (see page 51)

●	Prohibit hedging transactions, pledging and short sales by executive officers or directors (see page 52)

●	Utilize an independent compensation consulting firm which provides no other services for us (see page 50)

●	Provide reasonable post-employment/change in control provisions (see pages 67 through 69)

●	Adopted a clawback policy (see page 52)

What We Don’t Do

●	No dividends or dividend equivalents on unearned performance shares

●	No repricing underwater stock options

●	No exchanges of underwater stock options for cash

●	No multi-year guaranteed bonuses

●	No inclusion of the value of equity awards in severance calculations

●	No evergreen provisions in equity plans

●	No tax “gross ups” for excess parachute payments

●	No “single trigger” employment or change in control agreements

2017 Proxy Statement	35

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

OVERVIEW

We have three elements of total direct compensation: base salary, annual incentive, and long-term incentive compensation. As illustrated in the below chart, in 2016, 84% of the reported named executive officers’ total direct compensation opportunity as a group was performance-based and not guaranteed, including 52% in the form of long-term incentive compensation.

2016 Total Compensation Opportunity

2017 Proxy Statement	36

Our target total direct compensation table below summarizes the levels established by our Compensation Committee with respect to salary, target annual and long-term incentives, and target total direct compensation. We discuss each element of the table in the narrative that follows.

	Mr. Bolton	Mr. Campbell	Mr. DelPriore	Mr. Grimes
Base Salary (1)	$640,000	$400,000	$390,000	$410,000
Annual Incentive Program (2)
Potential Percent of Base Salary	0% - 250%	0% - 150%	0% - 150%	0% - 200%
Target Percent of Base Salary	167.500%	112.875%	112.875%	178.220%
Dollar Target (3)	$1,072,000	$451,500	$440,213	$730,702
2016 LTIP
Potential Percent of Base Salary	0% - 400%	0% - 300%	0% - 250%	0% - 300%
Target Percent of Base Salary	288%	216%	180%	216%
Dollar Target (4)	$1,843,200	$864,000	$702,000	$885,600
Total Target Compensation	$3,555,200	$1,715,500	$1,532,213	$2,026,302

(1)	These are the base salaries awarded by the Compensation Committee for 2016.

(2)	Does not reflect the 25% increase of award if participant elects to receive the award as shares of restricted stock.

(3)	Represents the target potential bonus payment under the Annual Incentive Program. More information on the Annual Incentive Program can be found in the narrative that follows.

(4)	Represents the target award under the 2016 LTIP. More information on the 2016 LTIP can be found in the narrative that follows.

The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior long-term, equity-based incentives, is generally not a significant factor in the Compensation Committee’s considerations, because these awards would have been earned based on prior years’ performance. The Compensation Committee does, however, consider the timing of prior awards when reviewing the retention aspects of compensation packages.

BASE SALARY

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Because several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary. A survey of our comparator group’s pay practices was considered in determining the salary range for each named executive officer. These ranges are used as guidelines in determining individual salaries, but there is no targeted amount in the range.

2017 Proxy Statement	37

Base salaries for the named executive officers are individually determined by the Compensation Committee within the appropriate salary range after consideration of:

●	breadth, scope and complexity of the role;

●	fairness (employees with similar responsibilities, experience and historical performance are rewarded comparably) and affordability;

●	current compensation; and

●	individual and corporate performance.

We do not set the base salary of any employee, including any named executive officer, at a certain multiple of the salary of another employee.

Generally speaking, there are two situations that may warrant an adjustment to base salary:

Annual Merit Increases

All employees’ base salaries are reviewed annually for possible merit increases, but merit increases are not automatic or guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as fairness and external market practices.

Promotions or Changes in Role

Base salary may be increased to recognize additional responsibilities resulting from a change in an employee’s role or a promotion to a new position. Increases are not guaranteed for a promotion or change in role.

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent
	2016	2015	Increase
Mr. Bolton	$640,000	$612,000	4.6%
Mr. Campbell	$400,000	$357,000	12.0%
Mr. DelPriore	$390,000	$340,000	14.7%
Mr. Grimes	$410,000	$367,200	11.7%

Increases for the named executive officers were approved in December 2015 and effective January 1, 2016, along with the merit increases for other employees. The Compensation Committee believed the increases to the executive officer salaries reflected not only the executives’ continued contributions to the company’s achievements, strong leadership, the company’s strong performance and each executive’s individual achievements in 2015, but also reflected the results of Semler Brossy’s peer benchmarking review which indicated the base salaries for Messrs. Campbell, DelPriore and Grimes were 7%, 20% and 11%, respectively, below the peer group median. In regards to Mr. DelPriore, the increase also reflects expanded responsibilities and oversight from the prior year. The Compensation Committee felt these increases appropriately reflected their respective levels of experience, past performance for us and tenure in their positions and are in line with how the company approaches salary to market comparables on a company-wide basis.

2017 Proxy Statement	38

ANNUAL INCENTIVE COMPENSATION

We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals. Annual incentives were determined under the 2016 Annual Incentive Program, or 2016 AIP.

For 2016, total annual bonus plan opportunities for our named executive officers were based on 2016 base salaries as follows:

	Base Salary	Percentage of 2016 Base Salary (1)	Maximum Payment Based on 2016 Performance (1)
Mr. Bolton	$640,000	250%	$1,600,000
Mr. Campbell	$400,000	150%	$600,000
Mr. DelPriore	$390,000	150%	$585,000
Mr. Grimes	$410,000	200%	$820,000
(1)	Does not include the impact of the option for participants to elect to have all or a part of their award issued as shares of restricted stock. Any portion elected to be issued as shares of restricted stock would be awarded at 125% of the award earned.

The annual incentive program for executive officers for 2016 was based on both Core FFO per Share and the achievement of individual and/or business unit goals. The percent of total award opportunity assigned to each metric for our named executive officers is outlined in the below table:

	Percent of Award
	Core FFO per Share	Individual Goals	Total
Mr. Bolton	100%	N/A	100%
Mr. Campbell	75%	25%	100%
Mr. DelPriore	75%	25%	100%
Mr. Grimes	33%	67%	100%

Core FFO per Share is the overall performance measure focused on by analysts and investors in the REIT industry. As such, the Compensation Committee feels it is appropriate to tie 100% of Mr. Bolton’s opportunity to this key financial result.

Funds from operations is a generally accepted measure of overall performance in the REIT industry because it excludes depreciation expense of real estate assets which is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The Compensation Committee feels that Core FFO, which also removes certain items that by their nature are not comparable over periods, is a good measure of actual operating performance. The Compensation Committee felt it was appropriate to base the 2016 annual incentive on specific and quantifiable company performance metrics because the award is intended to reward the executive officer for achieving our corporate financial goals established for the year. When setting the goals for these performance metrics, the Compensation Committee established annual performance targets that, if achieved, would continue to promote the long-term health and strength of the company. In determining the final award, the Compensation Committee reserves the right to apply a discretionary modifier to adjust the amount of the award up or down, by up to 25%, provided, however,

2017 Proxy Statement	39

that in no event shall the award exceed 250% of salary for Mr. Bolton, 150% of salary for Messrs. Campbell and DelPriore, and 200% of salary for Mr. Grimes. The executive officers have the option to elect to receive all or any portion of their award in shares of restricted stock instead of cash. For any portion of the award elected to be issued in shares of restricted stock, the executive officer will receive shares of restricted stock valued at 125% of that portion of the award. The shares of restricted stock would then vest one third each year on the first, second and third anniversaries of the grant date, subject to continued employment through each vest date.

The Compensation Committee approved the following payout schedule for Core FFO per Share performance under the 2016 AIP:

Performance	Core FFO per Share	Percent of Bonus Opportunity
High	$5.88	100%
Target	$5.78	67%
Threshold	$5.68	25%

The Compensation Committee set the Core FFO per Share performance levels to reflect the guidance we provided at the beginning of the year to align executive officer performance with market and shareholder expectations. No award was eligible to be earned below the threshold level which represented the bottom of the range provided. Awards earned between the levels were calculated using linear interpolations.

Summary of Payments

In February 2017, the Compensation Committee met to consider the payment of bonuses under the 2016 AIP. The Compensation Committee reviewed the Core FFO per Share result of $5.91 and determined the performance resulted in a payout under the 2016 AIP at the High level, or 100% of the opportunity.

The Compensation Committee reviewed the achievement of the individual and/or business unit goals for Messrs. Campbell, DelPriore and Grimes and determined they had achieved 100% of their goals for 2016.

Following these determinations, the Compensation Committee awarded the following annual bonuses to our named executive officers for 2016:

	Base Salary	Maximum Percentage of Base Salary	Percent of Maximum Bonus Opportunity Earned	Annual Incentive Payment
Mr. Bolton	$640,000	250%	100%	$1,600,000
Mr. Campbell	$400,000	150%	100%	$600,000
Mr. DelPriore	$390,000	150%	100%	$585,000
Mr. Grimes	$410,000	200%	100%	$820,000

None of the named executive officers elected to have a portion of their award issued in shares of restricted stock.

2017 Proxy Statement	40

LONG-TERM INCENTIVE COMPENSATION

General

We provide performance-based long-term incentive compensation to certain employees, including our named executive officers, to directly tie the interests of these individuals to the interests of our shareholders. We believe that long-term equity compensation is an important retention tool. We also encourage stock ownership which we regard as important for commitment, engagement and motivation and have adopted stock ownership guidelines for our named executive officers. In 2016, we granted long-term incentive compensation to 96 employees, including the named executive officers.

Potential Value of Long-Term Incentive Compensation Awarded

The Compensation Committee believes that a significant percentage of our long-term incentive compensation should be performance based. The 2016 LTIP included two performance tranches, representing 80% of the award opportunity for the named executive officers. One tranche will award shares on a sliding scale dependent on relative annualized total shareholder return, or Relative TSR, performance over a three-year performance period from January 1, 2016 through December 31, 2018. The other tranche awarded shares on a sliding scale dependent upon Core FFO per Share performance for 2016. The 2016 LTIP also included time vested shares dependent on continued employment. The following chart indicates the maximum award opportunities as a percentage of base salary and the split between the different tranches of the 2016 LTIP:

	Relative TSR (50% of opportunity)	Core FFO per Share (30% of opportunity)	Time Vested (20% of opportunity)	Total Potential Percent of Salary
Mr. Bolton	200%	120%	80%	400%
Mr. Campbell	150%	90%	60%	300%
Mr. DelPriore	125%	75%	50%	250%
Mr. Grimes	150%	90%	60%	300%

The Compensation Committee sets ranges for long-term incentive compensation for each of our named executive officers. A survey of our comparator group’s pay practices is considered in determining the ranges. The Compensation Committee does not target a specific percentile ranking against our comparator group.

The actual value of long-term incentive compensation within such ranges awarded to each named executive officer is individually determined, at the discretion of the Compensation Committee, after considering:

●	skills, experience and time in role;

●	individual performance and potential; and

●	company performance in the prior year.

2017 Proxy Statement	41

In determining the value of long-term incentive compensation awards to the named executive officers in December 2015, the Compensation Committee also took into consideration, among other things, the company’s strong operating performance and return to shareholders.

Mix of Equity Vehicles

As described above, we use a mix of time vested restricted stock and performance shares when making annual long-term equity awards. Once the value of the 2016 LTIP award was determined, the Compensation Committee granted the named executive officers 80% of the value in performance shares and 20% in time vested restricted stock. Of the performance shares, 62.5% (or 50% of the total award opportunity) may be earned based on Relative TSR; 37.5% (or 30% of the total award opportunity) may be earned based on Core FFO per Share.

The Compensation Committee believes this mix of equity vehicles strikes the appropriate balance between the achievement of performance measures (performance shares) and rewarding increases in the market value of, and dividends paid on, our common stock (time vested restricted stock).

As noted above, we currently measure performance based on return to shareholders and overall company performance. As a pay for performance measure, we believe that an allocation of 80% of the potential award opportunity to performance shares creates an appropriate pay for performance alignment with shareholders. Furthermore, the vesting period assigned to the time vested restricted stock, also further aligns management with shareholders, as employees will benefit from increases in the company’s stock price.

2017 Proxy Statement	42

Performance Shares

Performance shares provide an opportunity for employees to receive common stock if a performance measure is met for a pre-defined performance period. No outstanding performance share awards provide for the payment of dividends or dividend equivalents during the performance period. There are two types of performance shares awarded under the 2016 LTIP: performance shares based on Relative TSR and performance shares based on Core FFO per Share.

The following chart shows the performance metrics for the Relative TSR performance shares:

Performance Level	MAA TSR in excess of SNL US REIT Multifamily Index	Percent of Relative TSR Opportunity Earned
High	≥ 400 basis points	100%
Target	0 basis points	65%
Threshold	-300 basis points	25%
	< -300 basis points	0%

The performance period for the Relative TSR tranche is from January 1, 2016 through December 31, 2018. No awards will be issued for Relative TSR below the Threshold level and awards related to results between the Threshold and High levels will be straightline interpolated. Any award earned will be issued as shares of restricted stock on or about March 25, 2019 and will immediately vest.

The following chart shows the performance metrics for the Core FFO per Share performance shares:

Performance Level	Core FFO per Share	Percent of Core FFO per Share Opportunity Earned

High	$5.88	100%
Target	$5.78	65%
Threshold	$5.68	25%
	< $5.68	0%

The performance levels for the Core FFO per Share tranche were based on the company’s guidance at the beginning of the year to align named executive officer compensation with the expectations of shareholders and the market. The performance period for the Core FFO per Share tranche was 2016. Awards related to results between the Threshold and High levels will be straightline interpolated.

Summary of Payments

In February 2017, we certified to the Compensation Committee that Core FFO per Share for 2016 was approximately $5.91, which was at the High performance level, resulting in a 100% payout of the Core FFO per Share opportunity.

2017 Proxy Statement	43

As a result of the Core FFO per Share results, the following performance shares were awarded to our named executive officers under the 2016 LTIP:

Shares of Restricted Stock
Mr. Bolton	8,509
Mr. Campbell	3,989
Mr. DelPriore	3,241
Mr. Grimes	4,089

Shares of restricted stock earned under the Core FFO per Share tranche were issued on March 24, 2017 and will vest 50% on each of the first and second anniversary of the issue date, dependent upon continued employment through each vest date.

No awards under the Relative TSR tranche are recognizable until the end of the performance period on December 31, 2018.

Time Vested Restricted Stock

We believe that time vested restricted stock is performance-based because its value is solely tied to the company’s stock price, which directly correlates to our shareholders’ interests. We grant time vested restricted stock for several reasons, including:

●	restricted shares that vest over time encourage named executive officers to focus on the long term when making decisions to enhance shareholder value;

●	declines in stock price following the grant of time vested restricted stock have a negative impact on named executive officer pay; and

●	feedback from named executive officers has indicated that time vested restricted stock is highly valued and is an important retention tool.

We have significant share ownership and holding period requirements (see page 51). These requirements, along with our vesting period requirements, work to ensure our executives are aligned with investors. This alignment, by virtue of sustained ownership, helps to mitigate excessive risk-taking in addition to other program features (see page 47).

2017 Proxy Statement	44

Our named executive officers were awarded the following time vested restricted shares under the 2016 LTIP:

Shares of Restricted Stock
Mr. Bolton	5,673
Mr. Campbell	2,659
Mr. DelPriore	2,161
Mr. Grimes	2,726

The shares were awarded on January 8, 2016 and will vest 20% a year on the first, second, third, fourth and fifth anniversary of the issuance, dependent upon continued employment through each vest date.

ADDITIONAL COMPENSATION ELEMENTS

Benefits

In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with us. The named executive officers generally participate in the same benefit plans as our broader employee population.

Employment Agreement

Mr. Bolton is our only named executive officer with an employment agreement. The material terms of his employment agreement and amounts payable under that agreement are described in the “Executive Compensation” section of this Proxy Statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on pages 67 through 69.

Change in Control Agreements

Messrs. Campbell, DelPriore and Grimes have change in control agreements. These change in control agreements are described in the “Executive Compensation” section of this Proxy Statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on pages 67 through 69.

401(K) Plan

During 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were eligible to participate in our MAA 401(K) Savings Plan, or 401(K) Plan. The 401(K) Plan is a qualified retirement plan made available to all of our eligible employees that allows participants to make pre-tax elective deferral contributions as a percentage of their compensation as well as catch-up contributions in any year in which the participant will be at least 50 by the end of the year. For 2016, MAA made matching contributions under the 401(K) Plan of 100% of a participant’s contribution on the first 3% of their compensation and 50% of a participant’s contribution on the next 2% of their compensation. Participants may defer up to 75% of

2017 Proxy Statement	45

their compensation under the 401(K) Plan until they reach the limitation imposed by Section 401(a)(17) of the Code for the given year.

Under the terms of the 401(K) Plan, benefits generally start on or after the date the participant reaches the age of 65. Under the law, participants must begin receiving benefits by April 1st following the later of the calendar year in which a participant reaches the age of 70 ½, or stops working for MAA.

More information on the 401(K) Plan can be found in the “Executive Compensation” section of this Proxy Statement under the subheading “401(K) Savings Plan” on pages 63 through 64.

Deferred Compensation Plan

During 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were eligible to participate in our MAA Non-Qualified Executive Deferred Compensation Retirement Plan as Amended and Restated effective January 1, 2016, or the Deferred Comp Plan. The Deferred Comp Plan is a supplemental nonqualified deferred compensation plan made available to select executive employees to enable them to accumulate additional retirement benefits beyond the limitations on participant contributions placed on the 401(K) Plan. MAA, at its discretion may make matching contributions in accordance with the matching contribution formula in the 401(K) Plan. As such, in 2016, MAA made matching contributions under the Deferred Comp Plan of 100% of a participant’s contribution on the first 3% of their compensation and 50% of a participant’s contribution on the next 2% of their compensation. The matching contributions were made only on compensation that was in excess of the limitation imposed by Section 401(a)(17) of the Code on the 401(K) Plan that would have been eligible for the match. Participants may defer up to 50% of their compensation and 90% of their annual bonus.

In accordance with the Deferred Comp Plan, distributions for balances prior to 2016 are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. Balances from 2016 and forward will be distributed in compliance with the participant’s previous elections for the specific contributions in the form of either a lump-sum payment or substantially equal annual installments amortized over a period not to exceed ten years beginning on the later of January 1st or six months and a day after the participant’s separation from service. Notwithstanding the foregoing, in the case of a participant who becomes entitled to receive benefits on account of disability, the balances from 2016 and forward will be paid in a lump sum on or after the 15th of the first month following determination of disability.

Unlike contributions made in the 401(K) Plan, the deferred compensation amounts contributed by Messrs. Bolton, Campbell, DelPriore and Grimes, and any resultant matches by MAA are considered general assets of the company and are subject to claims of MAA’s creditors. In 2016, MAA transferred the assets of the Deferred Comp Plan to an irrevocable rabbi trust to offer additional security to the participants. While assets in the rabbi trust are still subject to creditors’ claims in a corporate bankruptcy, they cannot be accessed by MAA for any purpose other than to pay participant benefits under the Deferred Comp Plan.

More information on the Deferred Comp Plan can be found in the “Executive Compensation” section of this Proxy Statement under the subheading “Non-Qualified Deferred Compensation” on pages 65 through 66.

2017 Proxy Statement	46

HOW WE MAKE COMPENSATION DECISIONS

RISK CONSIDERATIONS

The Compensation Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term.

Management and the Compensation Committee regularly evaluate the risks involved with compensation programs and do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on us. In 2016, we conducted a review of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors.

The Compensation Committee evaluates risks and rewards associated with our overall compensation philosophy and structure. Management discusses with the Compensation Committee the systems that have been put in place to identify and mitigate, as necessary, potential risks. With respect to specific elements of compensation:

●	Base salary does not encourage risk-taking as it is a fixed amount and but one component of a balanced, multi-component approach to compensation and rewards.

●	The annual incentive program for executive officers is designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and constitutes only a portion of the total direct compensation for our executive officers. The plan is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.

●	Annual and quarterly incentive plans for employees other than non-executive officers are also designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plans are capped on the award for any individual and constitute only a portion of the total direct compensation for our employees.

●	Our long-term incentive plans are materially based on total shareholder return and certain other performance metrics. The plans have caps on the award for any individual and constitute only a portion of the total direct compensation for our executive officers and the other participants.

DECISION-MAKING PROCESS AND ROLE OF EXECUTIVE OFFICERS

We believe that the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. Our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

2017 Proxy Statement	47

We follow a two-phase process. In the first phase, the Compensation Committee periodically engages a compensation consultant to conduct a competitive compensation analysis. In 2015, the Compensation Committee hired a consultant to benchmark individual compensation levels and opportunities for base salary, annual bonus, long-term incentive compensation and total remuneration (salary plus bonus plus annualized value of long-term incentives) to assist in establishing compensation for 2016. The Compensation Committee does not believe it is competitively reasonable or appropriate for executive compensation to be above or below a benchmark range. In the second phase, we consider many factors in determining appropriate compensation levels for each executive officer. These considerations may include:

●	our analyses of competitive compensation practices;

●	the Compensation Committee’s evaluation of the executive officers;

●	individual performance and contributions to performance goals, which could include, but are not limited to Core FFO per Share, and total shareholder return;

●	company performance, including comparisons to market and peer benchmarks;

●	operational management, such as project milestones and process improvements;

●	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

●	individual expertise, skills and knowledge;

●	leadership, including developing and motivating employees, collaborating within the company, attracting and retaining employees and personal development;

●	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the company; and

●	information and advice from an independent, third-party compensation consultant engaged by the Compensation Committee.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers and from year to year. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive data that form the basis for determining the CEO’s compensation. The Compensation Committee and the CEO follow a similar practice to determine the basis of the other executive officers’ compensation.

While Mr. Bolton, our CEO, and Mr. DelPriore, our General Counsel, did participate in general meetings of the Compensation Committee in 2016, they did not participate in executive sessions nor did they participate in any discussions determining their own compensation. Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers’ compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual incentive plans, or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members, and, at times, outside consultants, and in the case of our CEO, input from all of the members of the Board of Directors, before making final independent compensation decisions. Our CEO also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or

2017 Proxy Statement	48

incentive plan measurement period, our CEO, along with our Corporate Secretary and/or General Counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee. All compensation related to our CEO is recommended by the Compensation Committee to our full Board of Directors, which ultimately has responsibility for approving CEO compensation.

The Compensation Committee has not awarded any stock options since 2002. When the Compensation Committee was utilizing stock options as part of the compensation package they consistently maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its winter meeting, the Compensation Committee would grant stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants were effective on the day awarded by the Compensation Committee with exercise prices equal to the closing price of our common stock on the NYSE, on that day. Other than the annual grants described above, the Compensation Committee only considered additional grants for new employees. These grants were made in conjunction with the hiring of the employee and after Compensation Committee approval with the exercise price being equal to the closing price of our common stock on the NYSE on the day of grant. None of our named executive officers had outstanding options in 2016.

COMPENSATION COMPARATOR GROUP

We use a comparator group of companies when making certain compensation decisions. Our comparator group is used:

●	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

●	to benchmark the mix of equity awarded to employees;

●	to assess the competitiveness of total direct compensation awarded to senior executives;

●	to validate whether executive compensation programs are aligned with our performance; and

●	as an input in designing compensation plans, benefits and perquisite programs.

While the Compensation Committee examines data about executive compensation at other comparator companies, compensation paid at other companies is not a primary factor in the decision-making process.

2017 Proxy Statement	49

The comparator group consists of other real estate investment trusts, primarily in the residential sector, of similar size to MAA in terms of enterprise value, total assets, number of employees and/or number of units/properties. The comparator group for 2016 is listed below:

American Campus Communities Inc.	Essex Property Trust Inc.
Apartment Investment and Management Co	Extra Space Storage Inc.
AvalonBay Communities Inc.	Home Properties, Inc.
Camden Property Trust	Post Properties, Inc.
CBL & Associates Properties Inc.	SL Green Realty Corp.
CubeSmart	Sovran Self Storage Inc.
Duke Realty Corporation	The Macerich Co
Equity Lifestyle Properties, Inc.	UDR, Inc.
Equity Residential

ROLE OF COMPENSATION CONSULTANT

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2016, the Compensation Committee engaged Semler Brossy as its compensation consultant with respect to 2016 compensation decisions.

Prior to the retention of a compensation consultant or any other external advisor, and from time-to-time as the Compensation Committee deems appropriate, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including the factors specified in the NYSE listing standards.

The Compensation Committee assessed Semler Brossy’s independence, taking into account the following factors:

●	the policies and procedures the consultant has in place to prevent conflicts of interest;

●	any business or personal relationships between the consultant and the members of the Compensation Committee;

●	any ownership of our common stock by the individuals at Semler Brossy performing consulting services for the Compensation Committee; and

●	any business or personal relationship of Semler Brossy with any of our executive officers.

Semler Brossy has provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to the factors indicated above. The Compensation Committee believes that Semler Brossy has been independent throughout its service for the Committee and that there is no conflict of interest between Semler Brossy and the Compensation Committee.

FINDINGS OF COMPENSATION CONSULTANT

Semler Brossy presented the final results of their review at the December 8, 2015 Compensation Committee meeting and the Compensation Committee considered Semler Brossy’s review in setting the 2016 compensation programs.

2017 Proxy Statement	50

Semler Brossy assessed target total pay levels against the peer group and other market data for the named executive officers, specifically reviewing salary, target annual cash and target total pay. Semler Brossy reported that, in general, target pay opportunities for the named executive officers are positioned below the market median. The variance from median for salary, target annual cash and target total pay for each named executive officer is indicated in the below table:

	Salary	Target Annual Cash	Target Total Pay
Mr. Bolton	at/around market	below median	well below median
Mr. Campbell	below median	below median	below median
Mr. DelPriore	well below median	at/around market	well below median
Mr. Grimes	below median	well below median	well below median

Furthermore, Semler Brossy found that the 3-year average equity run rate of MAA against our peer group on an option-equivalent basis was in the bottom quartile.

Overall, the Compensation Committee believed these results indicated that compensation was generally lagging, in relation to both cash and equity incentives. As a result, the Compensation Committee felt it was appropriate to adopt increases in base salaries and to increase the total award opportunity as a percent of salary available under the long term incentive plan in 2016. In considering the increase in the total award opportunity for the long-term incentive plan, the Compensation Committee determined to increase the percentage of the award related to the performance based Relative TSR metric to ensure management’s alignment of the larger award opportunity with shareholder’s interests.

SHARE OWNERSHIP GUIDELINES

We have share ownership guidelines for our named executive officers. These guidelines are designed to align the named executive officers’ long-term financial interests with those of shareholders. Under these guidelines, Mr. Bolton is required to own MAA stock worth three times his annual base salary and our other named executive officers are required to own MAA stock worth two times their respective annual base salaries. Each named executive officer has three years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. If a named executive officer is promoted and the target is increased, an additional three-year period is provided to meet the target. Stock options do not count toward the ownership guideline and performance shares count only after the performance criteria has been met.

All named executive officers exceed their share ownership guidelines.

HOLDING PERIOD REQUIREMENTS

Effective April 1, 2017, our Board of Directors adopted share retention requirements for our named executive officers. These requirements are intended to affect a stronger alignment of interests between our named executive officers and that of our shareholders. Following designation as a named executive officer, the named executive officer is required to retain ownership of at least 50% of the net shares (after paying tax liabilities) acquired from the exercise of stock options or the vesting of shares of restricted stock awarded pursuant to our equity incentive plans. Named executive officers are required to continue to retain these shares through retirement or other termination of the named executive officer’s employment, or until the associate is no longer designated as a named executive officer.

2017 Proxy Statement	51

TRADING CONTROLS AND HEDGING, PLEDGING AND SHORT SALE POLICIES

Executive officers, including the named executive officers, are required to receive the permission of our General Counsel (and our General Counsel is required to receive the permission of our Chief Ethics and Compliance Officer) prior to entering into any transactions in our securities. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the named executive officers, may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by MAA. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The named executive officer bears full responsibility if he violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging and short sale transactions or pledging common stock.

CLAWBACK PROVISIONS

We have adopted a clawback policy. Under this policy, if we are required to prepare an accounting restatement, the Compensation Committee may require our named executive officers to repay to MAA any portion of incentive compensation paid in the preceding three years that would not have been paid if such compensation had been determined based on the financial results reported in the restated financial statement.

TAX AND ACCOUNTING IMPLICATIONS OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) for any fiscal year, who are referred to as “covered employees” under Section 162(m). Certain “performance-based compensation” is excluded from this $1 million cap. We believe, however, that because of the structure of MAA and its affiliates, we do not have “covered employees” whose compensation is subject to the $1 million deduction limit under Section 162(m). Since MAA qualifies as a REIT under the Internal Revenue Code and is generally not subject to Federal income taxes, the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income. If we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax expense as dividend income. Any such compensation allocated to the MAA’s taxable REIT subsidiaries whose income is subject to federal income taxes would result in an increase in income taxes due to the inability to deduct such compensation. Although we are mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2017 Proxy Statement	52

CONCLUSION

The Compensation Committee believes that our executive leadership is a key element to our success and that the compensation package offered to the executive officers is a key element in attracting, retaining and motivating the appropriate personnel.

The Compensation Committee believes it has historically maintained compensation for our executive officers at levels that are reflective of the talent and success of the individuals being compensated, and with the inclusion of additional compensation directly tied to performance, the Compensation Committee believes executive compensation will be sufficiently comparable to our industry peers to allow us to retain our key personnel at costs which are appropriate for MAA.

The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee believes the idea of creating ownership in MAA helps align management’s interests with the interests of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary or appropriate as a measure to incent, retain and reward our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Mid-America Apartment Communities, Inc. reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
Philip W. Norwood (Chair)
Toni Jennings
Monica McGurk
Claude B. Nielsen
William B. Sansom

The material in the foregoing Compensation Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the Exchange Act, whether made before or after the date hereof.

2017 Proxy Statement	53

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our named executive officers. Values for stock awards represent full grant date fair value in accordance with FASB ASC Topic 718 and appear in the year of the grant. These values represent the total expense that we expect to recognize over time related to the award, but due to performance and continued employment requirements, as well as vesting schedules, they may or may not represent the value of stock realized, or the timing of stock acquired by the named executive officers. For information on actual shares issued to named executive officers, please see the footnotes to this table and the Outstanding Equity Awards table found later in this Proxy Statement.

					Non-Equity
					Incentive
				Stock	Plan	All Other
Name and		Salary	Bonus	Awards	Compensation	Compensation
Principal		($)	($)	($)	($)	($)	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)
H. Eric Bolton, Jr.	2016	$640,000	$500	$1,982,080	$1,600,000	$53,733	$4,276,313
CEO	2015	$635,077	$500	$1,733,391	$1,530,000	$18,346	$3,917,314
	2014	$596,538	$1,609	$2,779,464	$1,462,500	$17,896	$4,858,007
Albert M. Campbell, III	2016	$400,000	$500	$929,120	$600,000	$42,318	$1,971,938
EVP and CFO	2015	$370,462	$500	$721,916	$535,500	$25,764	$1,654,142
	2014	$348,846	$500	$1,022,560	$502,031	$20,693	$1,894,630
Robert J. DelPriore	2016	$390,000	$250	$754,884	$585,000	$39,114	$1,769,248
EVP and	2015	$351,538	$250	$524,435	$503,625	$23,402	$1,403,250
General Counsel	2014	$298,846	$—	$726,480	$441,563	$12,176	$1,479,065
Thomas L. Grimes, Jr.	2016	$410,000	$500	$952,348	$820,000	$41,993	$2,224,841
EVP and COO	2015	$381,046	$500	$739,398	$537,030	$25,893	$1,683,867
	2014	$358,385	$1,673	$871,776	$496,125	$21,087	$1,749,046

(1)	Represents salary actually paid during the calendar year indicated. This value may vary slightly from the base salary awarded by the Compensation Committee depending upon when our Compensation Committee awards current year salaries and because our payroll is paid every two weeks and may carryover a calendar year end or have an extra pay period in a given year.

(2)	Includes an annual holiday bonus paid to all employees based on length of service. Messrs. Bolton and Grimes also include an additional length of service payment in 2014 for reaching 20 years of service for which all employees are eligible.

2017 Proxy Statement	54

(3)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant. For a complete description of the assumptions made in determining the FASB ASC Topic 718 valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year. Additional details for each grant can be found in the below schedule. For purposes of the below schedule, shares issued in 2017 are classified as Shares Earned as of 12/31/2016 as long as the performance period for the resultant share issuance was completed by December 31, 2016.

			Shares	Maximum
	Maximum Opportunity		Earned	Future
	Value to	Number of	as of	Share
Year, Plan and Name	Participant	Shares	12/31/2016	Opportunity
2016
2016 LTIP
Mr. Bolton	$2,560,000	28,634	14,182	14,182
Mr. Campbell	$1,200,000	13,296	6,648	6,648
Mr. DelPriore	$975,000	10,804	5,402	5,402
Mr. Grimes	$1,230,000	13,629	6,815	6,814
2015
2015 LTIP
Mr. Bolton	$1,836,000	23,437	16,406	7,031
Mr. Campbell	$714,000	9,116	6,381	2,735
Mr. DelPriore	$680,000	8,683	6,078	2,605
Mr. Grimes	$734,400	9,376	6,563	2,813
One-time 280G
Mr. Bolton	$160,025	2,044	2,044	—
Mr. Campbell	$110,076	1,406	1,406	—
Mr. DelPriore	N/A	N/A	N/A	N/A
Mr. Grimes	$110,076	1,406	1,406	—
2014
2014 LTIP
Mr. Bolton	$1,800,000	29,313	24,534	—
Mr. Campbell	$700,000	11,400	9,542	—
Mr. DelPriore	$600,000	9,773	8,180	—
Mr. Grimes	$720,000	11,726	9,815	—
Colonial Merger Plan
Mr. Bolton	$1,500,000	24,428	24,428	—
Mr. Campbell	$525,000	8,551	8,551	—
Mr. DelPriore	$300,000	4,888	4,888	—
Mr. Grimes	$360,000	5,865	5,865	—

(4)	Represents cash bonuses paid under the Annual Incentive Programs for executive officers.

2017 Proxy Statement	55

(5)	Represents the following matching company contributions to the Deferred Comp Plan and 401(K) Plan in calendar year 2016:

	Def Comp Plan	401(K) Plan	Total
2016
Mr. Bolton	$43,133	$10,600	$53,733
Mr. Campbell	$31,718	$10,600	$42,318
Mr. DelPriore	$28,514	$10,600	$39,114
Mr. Grimes	$31,393	$10,600	$41,993
2015
Mr. Bolton	$18,346	$—	$18,346
Mr. Campbell	$25,764	$—	$25,764
Mr. DelPriore	$23,402	$—	$23,402
Mr. Grimes	$25,893	$—	$25,893
2014
Mr. Bolton	$17,896	$—	$17,896
Mr. Campbell	$20,693	$—	$20,693
Mr. DelPriore	$12,176	$—	$12,176
Mr. Grimes	$21,087	$—	$21,087

GRANTS OF PLAN BASED AWARDS

The following table summarizes grants of plan-based awards made to our named executive officers for 2016.

		Estimated Future Payouts			Estimated Future Payouts			Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Fair Value of
		Plan Awards (1)			Plan Awards (2)			Stock Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)
Mr. Bolton	12/8/2015	$400,000	$1,072,000	$1,600,000
CEO	1/8/2016				11,346	20,422	28,364	$1,982,080
Mr. Campbell	12/14/2015	$262,500	$451,500	$600,000
EVP, CFO	1/8/2016				5,318	9,573	13,296	$929,120
Mr. DelPriore	12/14/2015	$255,938	$440,213	$585,000
EVP, General	1/8/2016				4,321	7,778	10,804	$754,884
Counsel
Mr. Grimes	12/14/2015	$617,050	$730,702	$820,000
EVP, COO	1/8/2016				5,451	9,812	13,629	$952,348

(1)	On December 8, 2015, the Board of Directors approved Mr. Bolton’s participation in the 2016 AIP for executive officers. On December 14, 2015, the Compensation Committee approved Messrs. Campbell, DelPriore and Grimes’ participation in the 2016 AIP for executive officers. The actual awards earned under the 2016 AIP by Messrs. Bolton, Campbell, DelPriore and Grimes were $1,600,000, $600,000, $585,000 and $820,000, respectively.

(2)	The Compensation Committee, and in regards to Mr. Bolton, the Board of Directors, approved the 2016 LTIP with a grant date of January 8, 2016. Actual shares earned under

2017 Proxy Statement	56

the 2016 LTIP as of December 31, 2016 were 14,182, 6,648, 5,402, and 6,815 by Messrs. Bolton, Campbell, DelPriore and Grimes, respectively. Actual shares earned include shares issued in 2017 for which the performance period was complete by December 31, 2016.

(3)	These amounts are also reflected in the Summary Compensation Table under “Stock Awards”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the number of non-fully vested outstanding equity awards held by each of our named executive officers as of December 31, 2016, including awards earned by December 31, 2016 but not yet issued, and the market value of these awards as of December 31, 2016. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are subject to various vesting features. Please refer to the footnotes of the table for further details. None of our named executive officers holds any stock options.

2017 Proxy Statement	57

	Stock Awards
	Number of Shares or Units of	Market Value of Shares or Units
	Stock That Have Not Vested	of Stock That Have Not Vested
Name	(#)	($)
Mr. Bolton	1,181 (1)	$115,644
CEO	914 (2)	$89,499
	5,276 (3)	$516,626
	5,130 (4)	$502,330
	6,176 (5)	$604,754
	5,625 (6)	$550,800
	3,473 (3)	$340,076
	2,044 (7)	$200,148
	5,673 (8)	$555,500
	6,351 (4)	$621,890
	6,351 (4)	$621,890
	3,176 (4)	$310,994
	9,375 (6)	$918,000
	8,794 (3)	$861,108
	8,509 (8)	$833,201
Mr. Campbell	484 (1)	$47,393
EVP, CFO	281 (2)	$27,516
	2,052 (3)	$200,932
	1,795 (4)	$175,766
	2,544 (5)	$249,108
	2,188 (6)	$214,249
	1,351 (3)	$132,290
	1,406 (7)	$137,676
	2,659 (8)	$260,369
	2,223 (4)	$217,676
	2,223 (4)	$217,676
	1,112 (4)	$108,887
	3,646 (6)	$357,016
	3,420 (3)	$334,886
	3,989 (8)	$390,603
Mr. DelPriore	1,758 (3)	$172,143
EVP, General Counsel	1,026 (4)	$100,466
	2,084 (6)	$204,065
	1,158 (3)	$113,391
	2,161 (8)	$211,605
	1,271 (4)	$124,456
	1,271 (4)	$124,456
	636 (4)	$62,277
	3,473 (6)	$340,076
	2,932 (3)	$287,101
	3,241 (8)	$317,359
Mr. Grimes	476 (1)	$46,610
EVP, COO	276 (2)	$27,026
	2,110 (3)	$206,611
	1,230 (4)	$120,442
	2,544 (5)	$249,108
	2,251 (6)	$220,418
	1,390 (3)	$136,109
	1,406 (7)	$137,676
	2,726 (8)	$266,930
	1,525 (4)	$149,328
	1,525 (4)	$149,328
	763 (4)	$74,713
	3,750 (6)	$367,200
	3,518 (3)	$344,483
	4,089 (8)	$400,395

2017 Proxy Statement	58

(1)	On January 10, 2013, Messrs. Bolton, Campbell and Grimes were granted 4,726, 1,938 and 1,906 shares of restricted common stock in conjunction with MAA’s 2012 Long Term Incentive Program, or 2012 LTIP, respectively. The shares vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017 contingent upon continued employment through each vest date. No additional shares can be earned under the 2012 LTIP.

(2)	On March 12, 2013, Messrs. Bolton, Campbell and Grimes were granted 3,659, 1,125 and 1,106 shares of restricted common stock in conjunction with the 2012 Annual Bonus Program, or 2012 AIP, respectively. The shares vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017 contingent upon continual employment through each vest date. No additional shares can be earned under the 2012 AIP.

(3)	On January 13, 2014, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 8,794, 3,420, 2,932 and 3,518 shares of restricted common stock in conjunction with the 2014 Long Term Incentive Program, or 2014 LTIP, respectively. The shares vest equally on an annual basis beginning January 13, 2015 and ending on January 13, 2019, contingent upon continued employment through each vest date. On March 10, 2015, Messrs. Bolton, Campbell, DelPriore and Grimes were granted an additional 6,946, 2,702, 2,316 and 2,779 shares of restricted common stock in conjunction with the 2014 LTIP, respectively. The shares vest equally on an annual basis beginning March 10, 2016 and ending on March 10, 2017, contingent upon continued employment through each vest date. On March 10, 2017, Messrs. Bolton, Campbell, DelPriore and Grimes were granted an additional 8,794, 3,420, 2,932 and 3,518 shares of restricted common stock in conjunction with the 2014 LTIP, respectively. The shares vest immediately upon issuance. No additional shares can be earned under the 2014 LTIP.

(4)	On January 13, 2014, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 8,550, 2,993, 1,710 and 2,052 shares of restricted common stock, respectively, in conjunction with the Colonial Merger Integration Incentive Plan, or Colonial Merger Plan, which was granted in connection with our merger with Colonial. The shares vest equally on an annual basis beginning January 13, 2015 and ending on January 13, 2019, contingent upon continued employment through each vest date. On March 10, 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were granted an additional 15,878, 5,558, 3,178 and 3,813 shares of restricted common stock in conjunction with the Colonial Merger Plan, respectively. The shares vest equally on an annual basis beginning March 10, 2017 and ending on March 10, 2019, contingent upon continued employment through each vest date. No additional shares can be earned under the Colonial Merger Plan.

(5)	On January 24, 2014, Messrs. Bolton, Campbell and Grimes were granted 12,353, 5,088 and 5,088 shares of restricted common stock in conjunction with the 2013 Long Term Incentive Program, or 2013 LTIP, respectively. The shares vest equally on an annual basis beginning January 23, 2015 and ending January 24, 2018, contingent upon continued employment through each vest date. No additional shares can be earned under the 2013 LTIP.

(6)	On January 9, 2015, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 7,031, 2,735, 2,605 and 2,813 shares of restricted common stock in conjunction with the 2015 LTIP, respectively. The shares vest equally on an annual basis beginning January 9, 2016 and ending on January 9, 2020, contingent upon continued employment through each vest date. On March 25, 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were granted an additional 9,375, 3,646, 3,473 and 3,750 shares of restricted common stock in conjunction with the 2015 LTIP, respectively. The shares vest equally on an annual basis

2017 Proxy Statement	59

beginning March 25, 2017 and ending on March 25, 2018, contingent upon continued employment through each vest date. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the 2015 LTIP totaling 7,031, 2,735, 2,605 and 2,813 shares of restricted common stock, respectively.

(7)	On March 24, 2015, Messrs. Bolton, Campbell and Grimes were granted 2,044, 1,406 and 1,406 shares of restricted common stock, respectively, in consideration for the removal of tax gross-up provisions for excess parachute payments and in Mr. Bolton’s case, to remove the modified, single-trigger termination right in his legacy employment agreement, which had been previously granted to the executive officers. The shares vest 100% on March 24, 2020, contingent upon continued employment through the vest date. No additional shares can be earned under this grant.

(8)	On January 8, 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 5,673, 2,659, 2,161 and 2,726 shares of restricted common stock in conjunction with the 2016 LTIP, respectively. The shares vest equally on an annual basis beginning January 8, 2017 and ending on January 8, 2021, contingent upon continued employment through each vest date. On March 24, 2017, Messrs. Bolton, Campbell, DelPriore and Grimes were granted an additional 8,509, 3,989, 3,241 and 4,089 shares of restricted common stock in conjunction with the 2016 LTIP, respectively. The shares vest equally on an annual basis beginning March 24, 2018 and ending on March 24, 2019, contingent upon continued employment through each vest date. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the 2016 LTIP totaling 14,182, 6,648, 5,402 and 6,814 shares of restricted common stock, respectively.

2017 Proxy Statement	60

OPTION EXERCISE AND STOCK VESTED

 The following table summarizes the number of shares acquired upon the vesting of stock awards and the value realized by our named executive officers as a result of each such occurrence during 2016. None of our named executive officers hold any stock options. Accordingly, no options were exercised in 2016 by our named executive officers.

	Stock Awards
	Number of
	Shares
	Acquired	Value Realized
	on Vesting	on Vesting
	(#)	($)
Name	(1)	(2)
Mr. Bolton	1,934	$174,118
CEO	1,181	$106,597
	915	$82,588
	1,406	$126,906
	1,759	$157,079
	1,710	$152,703
	3,088	$282,490
	3,473	$326,670
Mr. Campbell	378	$34,031
EVP, CFO	484	$43,686
	281	$25,363
	547	$49,372
	684	$61,081
	599	$53,491
	1,272	$116,363
	1,351	$127,075
Mr. DelPriore	521	$47,025
EVP, General Counsel	587	$52,419
	342	$30,541
	1,158	$108,921
Mr. Grimes	404	$36,372
EVP, COO	476	$42,964
	276	$24,912
	562	$50,726
	704	$62,867
	411	$36,702
	1,272	$116,363
	1,389	$130,649

2017 Proxy Statement	61

(1)	The shares represented in this column vested from the following plans:

	ASC 718	Stock	Total	Shares	Remaining
	Grant	Issue	Shares	Vested	Unvested	Vesting
Plan	Date	Date	Granted	in 2016	Shares	Schedule
2008 LTIP
Mr. Bolton	7/1/2008	1/3/2012	7,739	1,934	—	25% annually beginning 1/2/2013
Mr. Campbell	7/1/2008	1/3/2012	1,515	378	—	25% annually beginning 1/2/2013
Mr. Grimes	7/1/2008	1/3/2012	1,618	404	—	25% annually beginning 1/2/2013
2012 LTIP
Mr. Bolton	1/3/2012	1/10/2013	4,726	1,181	1,181	25% annually beginning 1/10/2014
Mr. Campbell	1/3/2012	1/10/2013	1,938	484	484	25% annually beginning 1/10/2014
Mr. Grimes	1/3/2012	1/10/2013	1,906	476	476	25% annually beginning 1/10/2014
2012 Bonus
Mr. Bolton	3/12/2013	3/12/2013	3,659	915	914	25% annually beginning 1/10/2014
Mr. Campbell	3/12/2013	3/12/2013	1,125	281	281	25% annually beginning 1/10/2014
Mr. Grimes	3/12/2013	3/12/2013	1,106	276	276	25% annually beginning 1/10/2014
Colonial Merger Plan
Mr. Bolton	1/13/2014	1/13/2014	8,550	1,710	5,130	20% annually beginning 1/13/2015
Mr. Campbell	1/13/2014	1/13/2014	2,993	599	1,795	20% annually beginning 1/13/2015
Mr. DelPriore	1/13/2014	1/13/2014	1,710	342	1,026	20% annually beginning 1/13/2015
Mr. Grimes	1/13/2014	1/13/2014	2,052	411	1,230	20% annually beginning 1/13/2015
2013 LTIP
Mr. Bolton	1/2/2013	1/24/2014	12,353	3,088	6,176	25% annually beginning 1/24/2015
Mr. Campbell	1/2/2013	1/24/2014	5,088	1,272	2,544	25% annually beginning 1/24/2015
Mr. Grimes	1/2/2013	1/24/2014	5,088	1,272	2,544	25% annually beginning 1/24/2015
2014 LTIP
Mr. Bolton	1/13/2014	1/13/2014	8,794	1,759	5,276	20% annually beginning 1/13/2015
Mr. Campbell	1/13/2014	1/13/2014	3,420	684	2,052	20% annually beginning 1/13/2015
Mr. DelPriore	1/13/2014	1/13/2014	2,932	587	1,758	20% annually beginning 1/13/2015
Mr. Grimes	1/13/2014	1/13/2014	3,518	704	2,110	20% annually beginning 1/13/2015
Mr. Bolton	1/13/2014	3/10/2015	6,946	3,473	3,473	50% annually beginning 3/10/2016
Mr. Campbell	1/13/2014	3/10/2015	2,702	1,351	1,351	50% annually beginning 3/10/2016
Mr. DelPriore	1/13/2014	3/10/2015	2,316	1,158	1,158	50% annually beginning 3/10/2016
Mr. Grimes	1/13/2014	3/10/2015	2,779	1,389	1,390	50% annually beginning 3/10/2016
2015 LTIP
Mr. Bolton	1/9/2015	1/9/2015	7,031	1,406	5,625	20% annually beginning 1/9/2016
Mr. Campbell	1/9/2015	1/9/2015	2,735	547	2,188	20% annually beginning 1/9/2016
Mr. DelPriore	1/9/2015	1/9/2015	2,605	521	2,084	20% annually beginning 1/9/2016
Mr. Grimes	1/9/2015	1/9/2015	2,813	562	2,251	20% annually beginning 1/9/2016

(2)	The value realized on vesting represents the number of shares vesting multiplied by the closing stock price on the day of vest.

2017 Proxy Statement	62

401(K) SAVINGS PLAN

We adopted a 401(K) Plan under the terms of which, participants may elect to defer a percentage of their compensation and we may match a portion of their deferral. The mutual funds available for investment in the 401(K) Plan for 2016, as well as those fund’s respective rates of return for 2016, are indicated in the below table:

2016
Rate of
Name of Fund	Return
American Beacon Small Cap Value Advisor Fund	26.13%
Deutsche Real Estate Securities A Fund	6.75%
Equity Income Separate Account R5 Fund	15.28%
Fixed Income Guaranteed Option	1.17%
Franklin Small Cap Growth Adv Fund	8.64%
Hartford International Opportunities R4 Fund	0.72%
International Equity Index Separate Account R5 Fund	0.56%
LargeCap Growth I Separate Account R5 Fund	0.72%
LargeCap S&P 500 Index Separate Account R5 Fund	11.49%
MidCap S&P 400 Index Separate Account R5 Fund	20.17%
Oppenheimer Developing Markets A Fund	6.89%
Pioneer Bond A Fund	4.18%
Principal LifeTime Hybrid Income CIT R6 Fund	4.38%
Principal LifeTime Hybrid 2010 CIT R6 Fund	5.45%
Principal LifeTime Hybrid 2015 CIT R6 Fund	6.24%
Principal LifeTime Hybrid 2020 CIT R6 Fund	6.75%
Principal LifeTime Hybrid 2025 CIT R6 Fund	7.28%
Principal LifeTime Hybrid 2030 CIT R6 Fund	7.76%
Principal LifeTime Hybrid 2035 CIT R6 Fund	8.19%
Principal LifeTime Hybrid 2040 CIT R6 Fund	8.51%
Principal LifeTime Hybrid 2045 CIT R6 Fund	8.78%
Principal LifeTime Hybrid 2050 CIT R6 Fund	9.00%
Principal LifeTime Hybrid 2055 CIT R6 Fund	9.19%
Principal LifeTime Hybrid 2060 CIT R6 Fund	9.14%
Prudential High-Yield A Fund	14.98%
RidgeWorth Ceredex Mid-Cap Value Equity A Fund	19.83%
SmallCap S&P 600 Index Separate Account R5 Fund	25.99%
Wells Fargo Discovery A Fund	7.18%

Under the terms of the 401(K) Plan, benefits generally start on or after the date the participant reaches the age of 65. Under applicable law, participants must begin receiving benefits by April 1st following the later of the calendar year in which a participant reaches the age of 70 ½, or stops working for MAA.

2017 Proxy Statement	63

The following table discloses the participation of named executive officers in the 401(K) Plan in 2016:

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings (Loss)	Withdrawals/	at Last
	Last FY (1)	Last FY	in Last FY (2)	Distributions	FYE
Name	($)	($)	($)	($)	($)
Mr. Bolton	$24,000	$10,600	$2,788	$—	$37,388
CEO
Mr. Campbell	$18,000	$10,600	$43,744	$—	$361,558
EVP, CFO
Mr. DelPriore	$18,000	$10,600	$2,884	$—	$31,484
EVP, General Counsel
Mr. Grimes	$18,000	$10,600	$28,768	$—	$374,213
EVP, COO

(1)	Mr. Bolton’s contribution represents an annual catch up payment.

(2)	The earnings reflected represent deemed investment earnings or losses from voluntary deferrals and our contributions, as applicable. The 401(K) Plan does not guarantee a return on deferred amounts.

2017 Proxy Statement	64

NON-QUALIFIED DEFERRED COMPENSATION

We adopted our Deferred Comp Plan for certain executive employees. Under the terms of the Deferred Comp Plan, participants may elect to defer a percentage of their compensation and we may match a portion of their deferral. The mutual funds available for investment in the Deferred Comp Plan for 2016, as well as those fund’s respective rates of return for 2016, are indicated in the below table:

2016
Rate of
Name of Fund	Return
Equity Income R5 Fund - PEIQX	15.30%
Hartford International Opportunities R4 Fund - IHOSX	0.72%
International Equity Index R5 Fund - PIIQX	0.56%
LargeCap Growth I R5 Fund - PPUPX	0.76%
LargeCap S&P 500 Index R5 Fund - PLFPX	11.49%
MidCap S&P 400 Index R5 Fund - PMFPX	20.12%
Oppenheimer Developing Markets A Fund - ODMAX	6.89%
Pioneer Bond A Fund - PIOBX	4.18%
Principal LifeTime 2020 Inst Fund - PLWIX	5.83%
Principal LifeTime 2025 Inst Fund - LTSTX	6.02%
Principal LifeTime 2030 Inst Fund - PMTIX	5.89%
Principal LifeTime 2035 Inst Fund - LTIUX	5.33%
Principal LifeTime 2040 Inst Fund - PTDIX	5.45%
Principal LifeTime 2045 Inst Fund - LTRIX	5.58%
Principal LifeTime 2050 Inst Fund - PPLIX	5.58%
Principal LifeTime 2055 Inst Fund - LTFIX	5.72%
Principal LifeTime 2060 Inst Fund - PLTZX	5.68%
Prudential High-Yield A Fund - PBHAX	14.98%
SmallCap S&P 600 Index R5 Fund - PSSPX	25.94%

Distributions from the Deferred Comp Plan for balances prior to 2016 are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. Balances from 2016 and forward will be distributed in compliance with the participant’s previous elections for the specific contributions in the form of either a lump-sum payment or substantially equal annual installments amortized over a period not to exceed ten years beginning on the later of January 1st or six months and a day after the participant’s separation from service. Notwithstanding the foregoing, in the case of a participant who becomes entitled to receive benefits on account of disability, the balances from 2016 and forward will be paid in a lump sum on or after the 15th of the first month following determination of disability.

2017 Proxy Statement	65

The following table discloses the participation of named executive officers in the Deferred Comp Plan in 2016:

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings (Loss)	Withdrawals/	at Last
	Last FY	Last FY (1)	in Last FY (2)	Distributions	FYE
Name	($)	($)	($)	($)	($)
Mr. Bolton	$40,147	$1,937	$120,074	$—	$2,108,134
CEO
Mr. Campbell	$99,167	$18,015	$52,303	$—	$537,203
EVP, CFO
Mr. DelPriore	$68,633	$16,701	$12,792	$—	$229,171
EVP, General Counsel
Mr. Grimes	$81,482	$17,481	$19,895	$—	$378,024
EVP, COO

(1)	In 2016, MAA changed the timing of its employer matching contributions from mirroring the timing of employee contributions to matching the timing of employee contributions resulting from an annual bonus payment and matching employee contributions resulting from payroll contributions at year end. The amounts reflected in the above table represent the employer match made in relation to employee contributions resulting from annual bonus payments. While an employer matching contribution for employee contributions resulting from payroll contributions was made for 2016 at year end, the match was not credited to the employee accounts by the administrator until January 3, 2017. The above table excludes the year end company match so that the fiscal yearend balance matches the administrator’s records. The below table discloses the year end company match made by MAA for 2016 for each named executive officer. Both of the matches are reported in the Summary Compensation Table under “All Other Compensation”.

Year end
Registrant
Contribution
Mr. Bolton	$41,196
Mr. Campbell	$13,703
Mr. DelPriore	$11,813
Mr. Grimes	$13,912

(2)	The earnings reflected represent deemed combined investment earnings or losses from voluntary deferrals and our contributions, as applicable. The Deferred Comp Plan does not guarantee a return on deferred amounts.

2017 Proxy Statement	66

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Bolton entered into an employment agreement with us on March 24, 2015, that replaced his previous agreement which had been entered into in 2008. The employment agreement outlines the compensation he will receive and (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause or resigns for good reason, we will pay Mr. Bolton (or his personal representative) all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him his base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton will become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options.  Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or resignation for good reason.  In this scenario, our current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Mr. Bolton is terminated without cause in anticipation of, on, or within three years after a change in control or resigns for good reason within three years after a change in control, he is entitled to receive a payment equal to the sum of 2.99 times his annual base salary in effect on the date of termination plus 2.99 times his average annual cash bonus paid during the two immediately preceding fiscal years.  However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change in control payment would be the base salary and bonus payable to executive through the anticipated date of retirement.   In addition, all stock options and restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change in control termination.

The employment agreement also contains certain confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton, for a period of two years following a change in control termination, not to have an interest in a competitor or engage in a competitive business, in any capacity, within five miles of a property we own at the time of termination of employment.

Messrs. Campbell, DelPriore and Grimes have change in control agreements that were entered into on March 24, 2015. The agreements outline the compensation they will receive under certain change in control scenarios. For Messrs. Campbell and Grimes, these agreements replaced change in control agreements originally entered into in December 1999 which were subsequently amended and restated in 2008.

Each change in control agreement provides that in the event of a change in control termination, each of Messrs. Campbell and/or Grimes, is entitled to receive a payment equal to the sum of 2.99 times

2017 Proxy Statement	67

his annual base salary in effect on the date of termination plus 2.99 times his average annual cash bonus paid during the two immediately preceding fiscal years.  In addition, all stock options and restricted stock granted to Messrs. Campbell, DelPriore and/or Grimes shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, DelPriore and/or Grimes may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Messrs. Campbell, DelPriore and/or Grimes all legal fees incurred by him in connection with the change in control. The change in control agreements also require that Messrs. Campbell, DelPriore and/or Grimes , for a period of two years following a change in control termination, not have an interest in a competitor or engage in a competitive business, in any capacity, within five miles of a property we own at the time of termination of employment.

Calculation of Benefits. The following tables include an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described below. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

●	The date of termination is December 31, 2016;

●	The annual salary at the time of termination equals the 2016 base salary as established by the Compensation Committee for each named executive officer;

●	There is no accrued and unpaid salary; and

●	There is no unpaid reimbursement for expenses incurred prior to the date of termination.

Termination due to death or disability or by MAA without cause or by the executive officer for good reason in the absence of a change in control:

Severance Benefit Component	Mr. Bolton CEO
12 months base salary (1)	$640,000
Pro-rated bonus	$1,600,000
Equity Awards (2)	$5,948,341
Perquisites (3)	$16,610
Total	$8,204,951

(1)	Semi-monthly payments of base salary for one year following the termination date, subject to the 6-month delayed payment rule under Section 409A of the Internal Revenue Code.

(2)	Aggregate unvested restricted shares as of December 31, 2016 multiplied by $97.92, our closing stock price on the NYSE on December 30, 2016.

(3)	Upon a termination, other than death, lump sum payment for 12 months of insurance coverage for health, dental, life and disability substantially equivalent to the costs under our benefit plans.

2017 Proxy Statement	68

Termination by us without cause (or by the executive officer for good reason) in anticipation of, on, or within a specified period after a change in control:

Severance Benefit Component	Mr. Bolton CEO	Mr. Campbell EVP, CFO	Mr. DelPriore EVP, General Counsel	Mr. Grimes EVP, COO
2.99 x base salary	$1,913,600	$1,196,000	$1,166,100	$1,225,900
2.99 x bonus (1)	$4,473,788	$1,550,361	$1,413,056	$1,544,567
Pro-rated bonus	$1,600,000	$600,000	$585,000	$820,000
Equity awards (2)	$5,948,341	$2,346,707	$1,453,054	$2,151,684
Perquisites (3)	$33,220	$40,584	$24,213	$40,584
Deferred Comp Plan (4)	$—	$—	$22,295	$—
Total	$13,968,949	$5,733,652	$4,663,718	$5,782,735
(1)	Bonus is the average annual cash bonus paid for the two immediately preceding fiscal years.

(2)	Aggregate unvested restricted shares as of December 31, 2016 multiplied by $97.92, the closing stock price on the NYSE on December 30, 2016.

(3)	For Mr. Bolton, lump sum payment for 24 months of insurance coverage for health, dental, life and disability substantially equivalent to the costs under the our benefit plans. For Messrs. Campbell, DelPriore, and Grimes, lump sum payment for 24 months insurance coverage for health, dental and vision.

(4)	The amount of any unvested employer contributions under our Deferred Comp Plan.

COMPENSATION RISKS

We believe that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. Furthermore, the Compensation Committee believes that the nature of the various elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with input from independent compensation consultants, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded that the long-term nature of incentive plans tied to total shareholder return or other performance measurements discouraged excessive short-term risk taking. The Compensation Committee also determined that the capped nature of the long-term incentive plans would serve to discourage excessive or inappropriate risk taking in the long term. The Compensation Committee feels there is an appropriate mix of compensation elements to minimize any risk taking by executive officers.

2017 Proxy Statement	69

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

As of December 31, 2016, the Compensation Committee consisted of Philip W. Norwood, as Chair, Monica McGurk, Claude B. Nielsen and William B. Sansom. None of the current members of the Compensation Committee is or was an officer or employee of the company. During 2016, none of our named executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION TABLE

As part of their analysis, consultants hired by the Compensation Committee to advise on executive officer compensation programs also review our director compensation programs and offer the Compensation Committee guidance to ensure director compensation programs are appropriate relative to our peer group. Directors who are our employees do not receive additional remuneration for serving as directors. Beginning with the election of directors at the 2016 Annual Shareholder Meeting, each non-employee director received $55,000 for a year of service on our Board of Directors. To compensate for their additional duties, the Audit Committee chair received an additional $17,500, the Compensation Committee chair received an additional $15,000 and the Nominating and Corporate Governance Committee chair received an additional $10,000, all on a year of service basis. To compensate non-chair committee members for their additional duties, Audit Committee members received an additional $7,500, Compensation Committee members received an additional $6,250, Nominating and Corporate Governance Committee members received an additional $3,750 and Real Estate Investment Committee members received an additional $6,250, on a year of service basis. To compensate our Lead Independent Director for his additional duties, he received an additional $10,000 on a year of service basis.

In accordance with our Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving cash. If directors choose to defer their compensation in this manner, the compensation is then issued in two annual installments either in shares of our common stock or in a cash equivalent upon the director’s retirement from the Board of Directors.

Non-employee directors also received the equivalent of $105,000 worth of shares of restricted common stock upon their election to our Board of Directors in May 2016. The shares vest on the first anniversary of the date of the Annual Meeting of Shareholders at which the grant was made. At the discretion of the Compensation Committee, new directors appointed to our Board of Directors mid-term may receive a pro-rata grant of restricted stock based on the amount of time they will serve until the next Annual Meeting of Shareholders.

2017 Proxy Statement	70

The table below represents the compensation earned by each non-employee director during 2016.

	Fees Earned or Paid in Cash	Stock Awards	Option	Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation
	($)	($)	Awards	Compensation	Earnings	($)	Total
Name	(1)	(2)	($)	($)	($)	(3)	($)
Russell R. French	$13,750	$78,679	$—	$—	$—	$—	$92,429
Alan B. Graf, Jr.	$80,625	$104,973	$—	$—	$—	$77,146	$262,744
Ralph Horn (4)	$38,750	$—	$—	$—	$—	$96,442	$135,192
Toni Jennings	$13,750	$78,679	$—	$—	$—	$—	$92,429
James K. Lowder	$55,625	$104,973	$—	$—	$—	$—	$160,598
Thomas H. Lowder	$60,000	$104,973	$—	$—	$—	$730	$165,703
Monica McGurk	$58,750	$149,915	$—	$—	$—	$3,163	$211,828
Claude B. Nielsen	$65,000	$104,973	$—	$—	$—	$16,547	$186,520
Philip W. Norwood	$78,125	$104,973	$—	$—	$—	$44,518	$227,616
W. Reid Sanders	$67,500	$104,973	$—	$—	$—	$15,778	$188,251
William B. Sansom	$63,750	$104,973	$—	$—	$—	$28,772	$197,495
Gary Shorb	$61,250	$104,973	$—	$—	$—	$27,360	$193,583
John W. Spiegel (4)	$30,000	$—	$—	$—	$—	$—	$30,000
David P. Stockert	$13,750	$78,679	$—	$—	$—	$—	$92,429

(1)	This column represents annual director fees and committee chair and committee member fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in Mid-America’s Non-Qualified Deferred Compensation Plan For Outside Company Directors.

2017 Proxy Statement	71

(2)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant. The restricted common stock awards that were granted in 2016 include the following grants:

Name	Date of Grant	Price of Grant	Number of Shares	Vesting Schedule	2016 ASC 718 Expense	Full Grant Date Fair Value
Russell R. French	12/8/2016	$92.13	854	100% on May 17, 2017	$11,240	$78,679
Alan B. Graf, Jr.	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
Toni Jennings	12/8/2016	$92.13	854	100% on May 17, 2017	$11,240	$78,679
James K. Lowder	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
Thomas H. Lowder	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
Monica McGurk	3/22/2016	$99.43	452	100% on May 19, 2016	$44,942	$44,942
Monica McGurk	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
Claude B. Nielsen	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
Philip W. Norwood	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
W. Reid Sanders	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
William B. Sansom	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
Gary Shorb	5/17/2016	$101.13	1,038	100% on May 17, 2017	$61,234	$104,973
David P. Stockert	12/8/2016	$92.13	854	100% on May 17, 2017	$11,240	$78,679

(3)	This column represents the dividend reinvestment shares acquired in our Non-Qualified Deferred Compensation Plan For Outside Company Directors during the year.

(4)	Messrs. Horn and Spiegel did not stand for reelection to the Board of Directors at the 2016 Annual Meeting of Shareholders.

2017 Proxy Statement	72

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual Proxy Statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2016 with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and other matters required by the charter of this committee.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with Ernst & Young LLP their independence from the company and its management.

The Audit Committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting and has discussed those reports.

The Audit Committee has discussed with management and the independent registered public accountants such other matters and received such assurances from them as they deemed appropriate.

As a result of their review and discussions, the Audit Committee has recommended to the Board of Directors the inclusion of our audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

AUDIT COMMITTEE: Alan B. Graf, Jr. (Chair) Russell R. French W. Reid Sanders Gary Shorb

The material in the foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the Exchange Act, whether made before or after the date hereof.

2017 Proxy Statement	73

AUDIT AND NON-AUDIT FEES

The following table shows the fees paid or accrued by us for audit and other services provided by Ernst & Young LLP, our independent registered public accounting firm effective October 31, 2005, for the years ended December 31, 2016 and 2015. Audit Fees consists of fees billed for professional services rendered and expenses incurred relating to the audit of our financial statements and internal control over financial reporting, the review of our interim financial statements and for work on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters. Audit-Related Fees consists of fees billed for professional services rendered and expenses incurred specifically pertaining to our merger with Post Properties, including an audit of Post Properties and various registration statements for capital market-related filings.  Tax Fees consists of fees billed for professional services rendered and expenses incurred related to tax return preparation and compliance, and general tax consulting. For 2016, Tax Fees also includes fees billed for professional services rendered and expenses incurred pertaining to tax-related due diligence support for our merger with Post Properties and a special project regarding review of a taxable REIT subsidiary restructuring. For 2015, Tax Fees also includes fees billed for professional services rendered and expenses incurred pertaining to special projects regarding modeling and planning related to our operating partnership and cost segregation analysis. All Other Fees consists of fees billed for subscriptions to online accounting and tax information services.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total Fees
2016	$ 1,967,513	$ 1,144,042	$ 766,497	$ 1,975	$ 3,880,027
2015	$ 2,142,296	$ —	$ 295,767	$ 1,990	$ 2,440,053

SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

2017 Proxy Statement	74

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors proposes that H. Eric Bolton, Jr., Russell R. French, Alan B. Graf, Jr., Toni Jennings, James K. Lowder, Thomas H. Lowder, Monica McGurk, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, Gary Shorb and David P. Stockert, all of whom are currently serving as directors, be elected for a term of one year or until their successors are duly elected and qualified. We have no reason to believe that any nominee for director will not agree or be available to serve as a director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the cast of more “For” votes than votes cast “Against” for each nominee are necessary at the meeting to elect a nominee as a director.

Our Board of Directors believes that it is necessary for our directors to possess a variety of backgrounds and skills in order to provide a broad voice of experience and leadership. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of our Board of Directors and searches for candidates that fill any current or anticipated future gap. When evaluating new candidates, the Nominating and Corporate Governance Committee considers business management experience and education, industry knowledge, conflicts of interest, public company experience, integrity and ethics, and commitment to the goal of maximizing shareholder value. The Nominating and Corporate Governance Committee does not have a policy about diversity, but does seek to provide our Board of Directors with a depth of experience and differences in viewpoints and skills. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee considers both the entirety of each candidate’s credentials and the current and potential future needs of our Board of Directors. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our Board of Directors are also considered.

All our directors bring unique skills to our Board of Directors, integrity, high ethical standards and a dedication to representing our shareholders. Furthermore, all of our directors live in states in which we currently have real estate investments. This provides them with geographic expertise related to our portfolio footprint. Certain individual qualifications and skills of our directors that contribute to our Board of Directors’ effectiveness as a whole are described below.

As discussed previously, the retirement age for our directors is 75. Our Corporate Governance Guidelines provide that no director who is or would be over the age of 75 at the expiration of his or her current term may be nominated to a new term, unless the Board of Directors waives the retirement age for a specific director for special circumstances.  In accordance with our Corporate Governance Guidelines, the Board of Directors has determined to not re-nominate William B. Sansom, age 75, for re-election at the Annual Meeting. In connection therewith, the size of our Board of Directors will be reduced from thirteen to twelve directors with nine independent directors.

Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of the Annual Meeting.

2017 Proxy Statement	75

NOMINEES FOR ELECTION

Terms will expire at the 2018 Annual Meeting of Shareholders

H. ERIC BOLTON, JR. Chairman of the Board of Directors and Chief Executive Officer of MAA

Mr. Bolton joined MAA in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer in October 2001 and became Chairman of the Board of Directors in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

Director since: February 1997 Age: 60 Board Committees: Real Estate Investment (Chairman) Other Public Company Boards: EastGroup Properties (2013–current)

Key Attributes, Experiences and Skills:

●    Ethical, decisive and effective leadership

●    Extensive business and operating experience

●    Tremendous knowledge of MAA and the multi-family real estate industry

●    Additional depth to REIT and Apartment experience and knowledge from service on the Advisory Board of Governors of NAREIT and the Executive Committee of the National Multifamily Housing Council

●    Broad strategic vision for MAA

●    Service as our Chairman and Chief Executive Officer creates a critical link between management and our Board of Directors, enabling our Board of Directors to perform its oversight function with the benefits of management’s perspectives on the business

RUSSELL R. FRENCH Special Limited Partner of Moseley & Co. VI, LLC and Class B Partner of Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC

Mr. French was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Post Properties, Inc. Mr. French is currently a special limited partner of Moseley & Co. VI, LLC since 2007 and a Class B Partner of both Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC since 2014. In addition, Mr. French has been a member of MKFJ-IV, LLC since 1998 and Moseley & Co. V, LLC since 2000, each of which is the general partner of a venture capital fund. Mr. French is a retired venture capitalist and was previously a member of Moseley & Co. III and a partner of Moseley & Co. II, positions he held for more than five years. Mr. French is an Emeritus Trustee of Emory University.

Director since: December 2016 Age: 71 Board Committees: Audit Committee Other Public Company Boards: Post Properties, Inc. (1993–2016)

Key Attributes, Experiences and Skills:

●    Provides a breadth of knowledge in company oversight from his extensive experience in evaluating businesses across a range of industries

●    Provides financial expertise including the evaluation of financial statements and long term company performance from his 30 year career as a venture capitalist

2017 Proxy Statement	76

ALAN B. GRAF, JR. Executive Vice President and Chief Financial Officer of FedEx Corporation

Mr. Graf has been the Executive Vice President and Chief Financial Officer of FedEx Corporation since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf also serves on the boards of Methodist LeBonheur Healthcare and the Indiana University Foundation and is a University of Memphis Trustee.

Director since: June 2002 Age: 63 Board Committees: Audit (Chairman) Other Public Company Boards: NIKE, Inc. (2002–current)

Key Attributes, Experiences and Skills:

●    Offers valuable business leadership, management experience and insight and guidance on strategic direction and growth opportunities from his 35-year career at FedEx Corporation

●    Provides financial expertise including an understanding of financial statements, corporate finance, accounting and capital markets from his financial background and his service on the audit committee of NIKE, Inc.

TONI JENNINGS Chairman of the Board of Directors of Jack Jennings & Sons, Inc. and Jennings & Jennings, Inc.

Ms. Jennings was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Post Properties, Inc. Ms. Jennings currently serves as the Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm, a position she has held for nine years. Ms. Jennings served as and was the first female Lieutenant Governor for the State of Florida from 2003 to 2007. Prior to that, Ms. Jennings served as President of Jack Jennings & Sons, Inc. from 1982 to 2003. During this time, Ms. Jennings also served in the Florida legislature, from 1976 to 2000, including 20 years in the Florida Senate where she served the last four years as Senate President.

Director since:

December 2016

Age: 68

Board Committees:

Compensation;

Nominating and Corporate Governance

Other Public Company Boards:

Next Era Energy, Inc.

(2007-current);

Brown & Brown, Inc.

(2007-current & 1997-2003);

Post Properties, Inc.

(2011–2016)

Key Attributes, Experiences and Skills:

●    Offers insight from her extensive legislative and political experience gained through four years of service as Lieutenant Governor of the State of Florida and 24 years in the Florida legislature

●    Provides relevant business acumen from her 29 years of experience as an owner and operator of a successful industry-related business

2017 Proxy Statement	77

JAMES K. LOWDER Chairman of the Board of Directors of The Colonial Company

Mr. Lowder was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust. Mr. Lowder has served as chairman of the board of The Colonial Company and its subsidiaries since 1995. Mr. Lowder is a member of the Home Builders Association of Alabama, the Greater Montgomery Home Builders Association, and serves on the board of directors of Alabama Power Company. James K. Lowder is the brother of Thomas H. Lowder, another one of our directors.

Director since: October 2013 Age: 67 Board Committees: Nominating and Corporate Governance Other Public Company Boards: Colonial Properties Trust (1993-2013)

Key Attributes, Experiences and Skills:

●    Vast experience in the real estate development and construction industries in the Southeast

●    Extensive knowledge of all phases of the commercial real estate industry and economic cycles

●    Mr. Lowder’s previous service as a trustee for Colonial Properties Trust provides our Board of Directors with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust

THOMAS H. LOWDER Past Chairman of the Board of Trustees and Chief Executive Officer of Colonial Properties Trust

Mr. Lowder was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust. Mr. Lowder served as the Chairman of the Board of Trustees for Colonial Properties Trust from 1993 to October 2013 and as the Chief Executive Officer from 1993 to 2006 and again from 2008 to 2013. Mr. Lowder became President and Chief Executive Officer of Colonial Properties, Inc., Colonial Properties Trust’s predecessor, in 1976. Mr. Lowder also serves on the boards of Children’s Hospital of Alabama, and Crippled Children’s Foundation. Thomas H. Lowder is the brother of James K. Lowder, another one of our directors.

Director since: October 2013 Age: 67 Board Committees: Real Estate Investment Other Public Company Boards: Colonial Properties Trust (1993-2013)

Key Attributes, Experiences and Skills:

●   Depth of experience in the acquisition, development, management, and sale of multifamily, office and retail properties

●   Tremendous knowledge of the markets in which we operate

●   Mr. Lowder’s previous service as Chief Executive Officer and Chairman of the Board for Colonial Properties Trust provides our Board of Directors with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust

2017 Proxy Statement	78

MONICA McGURK Chief Growth Officer of Tyson Foods, Inc.

Ms. McGurk has served as the Chief Growth Officer for Tyson Foods, Inc. since 2017. Ms. McGurk joined Tyson Foods, Inc. in 2016 and prior to her current position served as Executive Vice President of Strategy and Ventures, and President of Foodservice. Prior to joining Tyson Foods, Inc., Ms. McGurk worked for The Coca-Cola Company as Senior Vice President, Strategy, Decision Support and eCommerce, North America Group from 2014 to 2016, and as Vice President, Strategy & eCommerce from 2012 to 2014. Prior to her employment with The Coca-Cola Company, Ms. McGurk served for eight months as the Chief Executive Officer of The Alumni Factor, a digital media and information services start up. From 1992 to 2012, Ms. McGurk served in a variety of roles, including eight years as a partner, at McKinsey & Company, a global management consulting firm.

Director since: March 2016 Age: 47 Board Committees: Compensation; Nominating and Corporate Governance Other Public Company Boards:

Key Attributes, Experiences and Skills:

●     Valuable guidance on corporate strategy development, consumer analysis and marketing and eCommerce from her career with Tyson Foods, Inc., The Coca-Cola Company and McKinsey & Company

CLAUDE B. NIELSEN Chairman of the Board of Directors of Coca-Cola Bottling Company United, Inc.

Mr. Nielsen was appointed to the Board Of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust. Mr. Nielsen has served as Chairman of the Board of Directors for Coca-Cola Bottling Company United, Inc. since 2003. Mr. Nielsen served as chief executive officer of Coca-Cola Bottling Company United, Inc. from 1991 to his planned retirement in 2016. Mr. Nielsen had been appointed as president in 1990. Prior to 1990, Mr. Nielsen served as president of Birmingham Coca-Cola Bottling Company. Mr. Nielsen currently serves as Chairman for The Coca-Cola Scholars Foundation and is a board member of the Birmingham Business Alliance.

Director since: October 2013 Age: 66 Board Committees: Compensation; Nominating and Corporate Governance (Chairman) Other Public Company Boards: Colonial Properties Trust (1993-2013);	Key Attributes, Experiences and Skills:

●     Unique perspective and insight as an experienced participant in the financial services and beverage industries

●     Extensive experience in the capital markets from his executive leadership of the Coca-Cola Bottling Company United, Inc. and his tenure as a director of Regions Financial Corporation

●     Mr. Nielsen’s previous service as a trustee for Colonial Properties Trust provides our Board of Directors with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust

2017 Proxy Statement	79

PHILIP W. NORWOOD Past President and Chief Executive Officer of Faison Enterprises, Inc.

Mr. Norwood is a Principal of Haviland Capital, LLC, an investment company. Mr. Norwood served as the President and Chief Executive Officer of Faison Enterprises, Inc., a real estate development and investment company, from 1994 until his retirement in March 2013. Prior to joining Faison Enterprises, Inc., Mr. Norwood held several positions for Trammell Crow Company. Mr. Norwood is a member of several real estate associations and serves as the Chairman of the Board of Directors for Pacolet Milliken Enterprises, Inc.

Director since: August 2007 Age: 69 Board Committees: Compensation (Chairman); Nominating and Corporate Governance; Real Estate Investment Other Public Company Boards:	Key Attributes, Experiences and Skills:

●     Extensive and in-depth real estate knowledge and experience, as well as capital markets and financial expertise from his 35-year career in the real estate industry and extensive participation in some of the most prominent real estate associations

●     Astute insight into operational and strategic matters as well as potential acquisitions and divestitures

●     Industry specific operational experience, making him uniquely qualified to serve as the Chairman of the Compensation Committee as he has a keen understanding of executive compensation, its impact on recruitment and retention and the alignment of management and shareholder interests

W. REID SANDERS President of Sanders Properties, LLC and Sanders Investments, LLC

Mr. Sanders is the Co-Founder and served as the Executive Vice President of Southeastern Asset Management, and the President of Longleaf Partners Funds from 1975 to 2000. Prior to co-founding Southeastern Asset Management in 1975, Mr. Sanders served as an investment officer and worked in credit analysis and commercial lending in the banking industry from 1971 to 1975. Mr. Sanders currently serves on the Board of Directors, Compensation Committee and Executive Committee for Independent Bank, serves on the Investment Committee at Cypress Realty, a limited partnership involved in commercial real estate, and is on the Advisory Board of SSM Venture Partners III, L.P.

Director since:

March 2010

Age: 67

Board Committees:

Audit;

Real Estate Investment

Other Public Company Boards:

Silver Bay Realty Trust Corp.

(2016-current);

Two Harbors Investment Corp.

(2009-current)

Key Attributes, Experiences and Skills:

●     Financial expertise and valuable insight into the capital markets from his 41-year career in the financial industry

●     Valuable insights regarding the evaluation of potential acquisitions and divestitures from his service on the Investment Committee of a commercial real estate limited partnership

●     Mr. Sanders’ understanding of financial statements, corporate finance, and accounting makes him a valued member of the Audit Committee

2017 Proxy Statement	80

GARY SHORB Senior Advisor to Chief Executive Officer of Methodist Le Bonheur Healthcare

Mr. Shorb served as the President and Chief Executive Officer of Methodist Le Bonheur Healthcare, an integrated healthcare system that comprises a seven-hospital operation centered in the Mid-South with over 11,000 employees, from 2001 to his planned retirement in 2016. Mr. Shorb will serve as a Senior Advisor to the Chief Executive Officer through April 2017. Mr. Shorb joined Methodist Le Bonheur Healthcare in 1990 as Executive Vice President. Before joining Methodist Le Bonheur Healthcare, Mr. Shorb served as President of the Regional Medical Center in Memphis, Tennessee for four years. Prior to his work in the healthcare industry, Mr. Shorb worked as a project engineer with Exxon and served as a Lieutenant Commander in the U.S. Navy. Mr. Shorb serves on a number of civil and not-for-profit boards.

Director since: May 2012 Age: 66 Board Committees: Audit Other Public Company Boards:	Key Attributes, Experiences and Skills:

●    Offers valuable business leadership with expertise and experience in organizational development, management and business finance from his long career at Methodist Le Bonheur Healthcare and senior leadership positions held prior to joining Methodist Le Bonheur Healthcare

●    Insights and experience directly attributable to our service-based operations from his experience as the Chief Executive Officer of a large consumer and service-based operation

DAVID P. STOCKERT Past Chief Executive Officer and President of Post Properties, Inc.

Mr. Stockert was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Post Properties, Inc. Mr. Stockert served as Chief Executive Officer and President of Post Properties, Inc. from 2002 to 2016 and as President and Chief Operating Officer from 2001 to 2002. Prior to joining Post Properties, Inc., Mr. Stockert served as Executive Vice President of Duke Realty Corporation from 1999 to 2000, and as Senior Vice President and Chief Financial Officer of Weeks Corporation from 1995 to 1999. Prior to joining Weeks Corporation, Mr. Stockert was an investment banker and a certified public accountant. Mr. Stockert currently serves on multiple civic and charitable boards in the Atlanta area, chairing or serving on various committees.

Director since: December 2016 Age: 55 Board Committees: Real Estate Investment Other Public Company Boards: Post Properties, Inc. (2002–2016)	Key Attributes, Experiences and Skills:

●    Depth of experience in the acquisition, development, management, and sale of multifamily, office and retail properties

●    Provides a breadth of industry knowledge having spent 26 years of his career working for three publically-traded real estate investment trusts

●    Mr. Stockert’s previous service as Chief Executive Officer for Post Properties, Inc. provides our Board of Directors with historical knowledge and perspective of the Post Properties, Inc. portfolio and promotes stability in our operations following our merger with Post Properties, Inc.

2017 Proxy Statement	81

Our Board of Directors recommends a vote “FOR” each of the Director nominees.

Nominees receiving more “For” votes than votes cast “Against” will be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

2017 Proxy Statement	82

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT

Section 14A of the Exchange Act, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our “named executive officers,” as described under the headings “Compensation Discussion and Analysis” (beginning on page 23) and “Executive Compensation” (beginning on page 54) of this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The advisory vote on executive compensation is an advisory, non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis Section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of the Board of Directors, or our compensation policies as they relate to risk management.

Our philosophy in setting compensation policies for named executive officers has five fundamental objectives: (1) to align the financial interests of our executives’ interests with those of our shareholders both in the short and long term; (2) to provide incentives for achieving and exceeding annual and long-term performance goals; (3) to attract and retain a highly skilled team of executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies; (4) to reward superior corporate and individual performance achieved through ethical leadership; and (5) to appropriately reward executive officers for creating long-term shareholder value and returns. The Compensation Discussion and Analysis section beginning on page 23 provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote under this proposal is advisory, and therefore, not binding on us, our Board of Directors or the Compensation Committee. However, our Board of Directors, including the Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

2017 Proxy Statement	83

Our Board of Directors asks you to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

Our Board of Directors recommends a vote “FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement

For the advisory (non-binding) vote on the compensation of our named executive officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

2017 Proxy Statement	84

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF

AN ADVISORY (NON-BINDING) VOTE ON

THE COMPENSATION OF EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, we also are required to seek an advisory (non-binding) shareholder vote regarding the frequency of the vote to approve, on a nonbinding, advisory basis, the compensation of our “named executive officers,” as described in Proposal No. 2 on page 83. Section 14A of the Exchange Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 3, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors recognizes the importance of receiving regular input from our shareholders on important issues, such as our executive compensation. Our Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board of Directors believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year. Additionally in 2011, the last time our shareholders cast a vote on frequency, approximately 86% of the votes cast were voted in favor of a one-year frequency.

We recognize that the shareholders may have different views as to the best approach for us, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

The vote under this proposal is advisory, and therefore, not binding on us, our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Our Board of Directors may decide that it is in the best interests of our shareholders and us to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Our Board of Directors asks you to consider the following resolution:

RESOLVED, that an advisory vote of our shareholders to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, shall be held at an annual meeting of stockholders, beginning with the 2018 Annual Meeting of Shareholders every, (a) 1 year, (b) 2 years, or (c) 3 years.

2017 Proxy Statement	85

Our Board of Directors recommends a vote for the selection of “1 YEAR” as your preference for the frequency which shareholders provide an advisory vote on executive compensation

The enclosed proxy card gives you four choices (every one, two or three years, abstain) for voting on this item and, therefore, shareholders will not be voting to approve or disapprove the recommendation of our Board of Directors. Thus, the frequency period that receives the most votes will be deemed to be the recommendation of the shareholders.

2017 Proxy Statement	86

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2017 fiscal year. Although shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the company and its shareholders.

On behalf of the Audit Committee, our Board of Directors recommends a vote in favor of

Proposal No. 4.

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

2017 Proxy Statement	87

OTHER MATTERS

Our Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie B.C. Wolfgang
Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary

April 19, 2017

2017 Proxy Statement	88

APPENDIX A

Non-GAAP Financial Measures

The reconciliation of Net Income Available for MAA Common Shareholders, determined in accordance with GAAP, to Core FFO, a non-GAAP financial measure, is set forth below.

Dollars in thousands, except per share data

	Year ended December 31,		Percent
	2016	2015	Change
Net income available for MAA common shareholders	$211,915	$332,287
Depreciation and amortization of real estate assets	319,528	291,572
Gain on sale of depreciable real estate assets	(80,397)	(189,958)
Loss (gain) on disposition within unconsolidated entities	98	(12)
Depreciation and amortization of real estate assets of real estate joint ventures	61	25
Net income attributable to noncontrolling interests	12,180	18,458
Funds from operations attributable to MAA	463,385	452,372
Acquisition expense	2,928	2,777
Merger related expenses	39,033	—
Integration related expenses	1,790	—
Gain on sale of non-depreciable real estate assets	(2,300)	(172)
Mark-to-market debt adjustment	(14,610)	(19,955)
Loss on debt extinguishment	83	3,602
Core funds from operations attributable to MAA	$490,309	$438,624

Weighted average common shares and units - Diluted	82,918	79,551

Core funds from operations per share and unit - Diluted	$5.91	$5.51	7.3%

The reconciliation of Total Assets, determined in accordance with GAAP, to Gross Assets, a non-GAAP financial measure, is set forth below.

Dollars in thousands
As of December 31, 2016
Total assets	$11,604,491
Accumulated depreciation	1,656,071
Accumulated depreciation for corporate property (1)	18,730
Gross assets	$13,279,292

(1)	Included in Corporate property, net on the Consolidated Balance Sheets as filed with the SEC in the Registrant’s Form 10-K on February 24, 2017.

A-1

MID-AMERICA APARTMENT COMMUNITIES, INC. ATTN: CORPORATE SECRETARY 6584 POPLAR AVE. MEMPHIS, TN 38138

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E21553-P87690	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	H. Eric Bolton, Jr.	☐	☐	☐

	1b.	Russell R. French	☐	☐	☐

	1c.	Alan B. Graf, Jr.	☐	☐	☐

	1d.	Toni Jennings	☐	☐	☐

	1e.	James K. Lowder	☐	☐	☐

	1f.	Thomas H. Lowder	☐	☐	☐

	1g.	Monica McGurk	☐	☐	☐

	1h.	Claude B. Nielsen	☐	☐	☐

	1i.	Philip W. Norwood	☐	☐	☐

	1j.	W. Reid Sanders	☐	☐	☐

	1k.	Gary Shorb	☐	☐	☐

	1l.	David P. Stockert	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4:		For	Against	Abstain

2.	Advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3:	1 Year	2 Years	3 Years	Abstain

3.	Advisory (non-binding) vote on the frequency of an advisory vote on executive compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

Note: In accordance with their best judgment, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K and 2016 Annual Report to Shareholders
are available at www.proxyvote.com.

E21554-P87690

MID-AMERICA APARTMENT COMMUNITIES, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2017, 11:00 AM CDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Albert M. Campbell, III, and Leslie B.C. Wolfgang and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 17, 2017 at the Annual Meeting of Shareholders to be held on May 23, 2017, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 4 AND 1 YEAR FOR PROPOSAL 3. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

Continued and to be signed on reverse side

V.1.1